EXHIBIT 10.17

PURCHASE AND SALE AGREEMENT

by and between

Covenant Energy Holdings, LLC

as Seller

and

EVOLUTION MINERALS, LLC

as Buyer

Dated as of August 17, 2026

i

TABLE OF CONTENTS

Page

Article 1 Definitions and Rules of Construction1

1.1Definitions1

1.2Rules of Construction12

Article 2 Purchase and Sale; Closing12

2.1Purchase and Sale of Assets12

2.2Purchase Price13

2.3Adjustments13

2.4Closing13

2.5Closing Obligations13

2.6Post-Closing Adjustment14

2.7Purchase Price Allocation16

2.8Allocation of Revenues and Expenses16

2.9Closing Conditions17

Article 3 Representations and Warranties Relating to Seller18

3.1Organization of Seller18

3.2Authorization; Enforceability18

3.3No Conflicts18

3.4Litigation18

3.5Taxes18

3.6Compliance with Laws19

3.7Consents19

3.8Preferential Purchase Rights19

3.9Brokers’ Fees19

3.10Bankruptcy19

3.11Contracts19

3.12No Cost-Bearing Interests20

3.13Suspense Funds20

3.14Environmental Matters.21

3.15Upstream Acquisition Agreement.21

Article 4 Representations and Warranties Relating to Buyer21

4.1Organization of Buyer21

4.2Authorization; Enforceability22

4.3No Conflict; Consents22

4.4Litigation22

4.5Brokers’ Fees22

4.6Bankruptcy22

4.7Financial Ability22

4.8Securities Law Compliance22

4.9Buyer’s Independent Investigation23

4.10Limitations24

Article 5 Covenants25

5.1Records25

5.2Further Assurances25

5.3Fees and Expenses26

5.4No Commission26

5.5Confidentiality26

5.6Upstream Acquisition Rights26

5.6Upstream Acquisition Covenant26

Article 6 Tax Matters27

6.1Responsibility for Filing Tax Returns and Paying Taxes27

6.2Asset Taxes.28

6.3Transfer Taxes29

6.4Cooperation29

6.5Post-Closing Covenants29

6.6Refunds29

6.7Tax Contests30

6.8Tax Treatment.30

Article 7 Title Matters30

7.1Special Warranty30

7.2Acceptance of Title Condition; Sole and Exclusive Remedy.30

Article 8 Assumed Obligations; Indemnification31

8.1Assumed Obligations31

8.2Seller’s Indemnification31

8.3Buyer’s Indemnification31

8.4Indemnification Procedures32

8.5Certain Limitations on Indemnity Obligations33

8.6Extent of Indemnification35

8.7Survival35

8.8Waiver of Right to Rescission35

8.9Disclaimer of Reliance on Seller’s Methodologies36

Article 9 Termination36

9.1Termination36

9.2Effect of Termination36

Article 10 Other Provisions37

10.1Notices37

10.2Assignment38

10.3Rights of Third Parties38

10.4Counterparts38

10.5Entire Agreement38

10.6Disclosure Schedule39

10.7Amendments; Waiver39

10.8Publicity39

10.9Severability40

10.10Governing Law; Jurisdiction; Jury Waiver40

10.11Waiver of Special Damages41

10.12Time41

10.13No Recourse41

List of Exhibits and Disclosure Schedule

Exhibits:

Exhibit A Oil and Gas Assets

Exhibit B Tracts

Exhibit CForm of Conveyance Instrument

Exhibit DCertain Applicable Contracts

Disclosure Schedule

Schedule EAExcluded Assets

Schedule PEPermitted Encumbrances

Schedule 3.3Conflicts

Schedule 3.4Litigation

Schedule 3.5Taxes

Schedule 3.11Material Contracts

Schedule 3.13Suspense Funds

PURCHASE AND SALE AGREEMENT

This PURCHASE AND SALE AGREEMENT (this “Agreement”), dated as of August 17, 2026 (the “Execution Date”), is by and between Covenant Energy Holdings, LLC, a Texas limited liability company (“Seller”), and Evolution Minerals, LLC, a Delaware limited liability company (“Buyer”).  Seller and Buyer are sometimes referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

Recitals:

WHEREAS, as of the Closing Date, Seller shall own certain rights, title and interests in and to certain mineral interests, overriding royalty interests, royalty interests and non-participating royalty interests in oil, gas, and other hydrocarbons underlying certain lands located in Martin, Midland, Glasscock, Upton, and Reagan Counties, Texas.

WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase, the Conveyed Assets (as defined below), on and subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article 1
Definitions and Rules of Construction
1.1Definitions.  As used herein, the following terms shall have the following meanings:

“Adjustment Amount” has the meaning set forth in Section 2.3.

“Affiliate” means, with respect to a Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.  Notwithstanding the foregoing, with respect to Seller the term “Affiliate” expressly excludes Covenant Longhorn, LLC and its officers, directors, managers and direct and indirect equity holders, but otherwise includes Covenant Royalties, LLC and its subsidiaries and includes their respective officers, directors, managers and direct and indirect equity holders in the same. As used in this definition, the word “control” (and the words “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

“Agreement” has the meaning set forth in the preamble of this Agreement.

“Allocated Value” has the meaning set forth in Section 7.1.

“Allocation Statement” has the meaning set forth in Section 2.7.

“Applicable Contracts” has the meaning set forth in the definition of “Conveyed Assets.”

“Asset Taxes” means any ad valorem, property, excise, severance, production, natural gas franchise, sales, real estate, use, personal property and similar Taxes based upon the acquisition, operation or ownership of the Conveyed Assets or the production of Hydrocarbons therefrom or the receipt of proceeds therefrom, but excluding, for the avoidance of doubt, (a) Income Taxes and (b) Transfer Taxes.

“Assumed Obligations” has the meaning set forth in Section 8.1.

“Base Purchase Price” has the meaning set forth in Section 2.2.

“Business Day” means any day that is not a Saturday, Sunday or legal holiday in the States of Texas and New York and that is not otherwise a federal holiday in the United States.

“Buyer” has the meaning set forth in the preamble of this Agreement.

“Buyer Entitlements” has the meaning set forth in Section 2.8(a).

“Buyer Indemnified Parties” has the meaning set forth in Section 8.2.

“Claim Notice” has the meaning set forth in Section 8.4(b).

“Closing” has the meaning set forth in Section 2.4.

“Closing Date” has the meaning set forth in Section 2.4.

“Closing Payment” has the meaning set forth in Section 2.5(b)(i).

“Closing Statement Accountant” has the meaning set forth in Section 2.6(b).

“Code” means the Internal Revenue Code of 1986, as amended.

“Contract” means any legally binding written agreement, commitment, lease, license or contract, but excluding any such agreement or instrument creating or pursuant to which Seller derives its ownership in and to any of the Oil and Gas Assets.

“Contracting Parties” has the meaning set forth in Section 9.13.

“Conveyance Instrument” means the deed and assignment from Seller to Buyer, substantially in the form of Exhibit C, with respect to the Oil and Gas Assets and other Conveyed Assets.

“Conveyed Assets” means all of Seller’s right, title and interest in, to, and under the following, without duplication, except, in each case, to the extent constituting Excluded Assets:

(a)the oil, gas and other fee mineral and royalty interest in and to the lands and properties described in Exhibit A attached hereto (or described in any recorded instruments referenced on Exhibit A or in any instruments therein referenced) and the Tracts (such lands and properties described in Exhibit A and the Tracts, the “Lands”), together with any royalty interests attributable thereto and any units, lands, tracts or other properties pooled with any of the Lands (collectively, the “Fee Mineral Interests”);
(b)the overriding royalty interests burdening (i) Hydrocarbons produced, saved or sold from the Lands and any units, lands, tracts or other properties pooled with any of the Lands and/or (ii) any oil, gas and mineral leases covering the Lands and any units, lands, tracts or other properties pooled with any of the Lands (collectively, the “ORRI”, and, together with the Fee Mineral Interests, the “Oil and Gas Assets”);
(c)all proceeds, revenues or other benefits attributable to production from or the ownership of the Oil and Gas Assets attributable to periods from and after the Effective Time;
(d)all executive rights, including the right to execute leases, to the extent such executive rights are applicable to the Fee Mineral Interests;
(e)to the extent transferable (with consent, if applicable), all Contracts by which any of the Oil and Gas Assets is bound or to which any of the Oil and Gas Assets is subject, or that relate to or are otherwise applicable to any of the Oil and Gas Assets (the “Applicable Contracts”);
(f)to the extent relating to the other Conveyed Assets and to the extent transferable (with consents if applicable), all rights and interests of Seller relating to existing claims and causes of action that may be asserted against a Third Party to the extent such rights and claims arise from (i) any of the Assumed Obligations or (ii) matters arising from and after the Effective Time; and
(g)the Records; provided, however, that Seller may retain copies of such Records.

“Disclosure Schedules” means the disclosure schedules attached hereto.

“Dollars” and “$” mean the lawful currency of the United States.

“Due Diligence Information” has the meaning set forth in Section 4.9(b).

“Effective Time” means 12:01 a.m. local time at the location of the Oil and Gas Assets on August 1, 2026.

“Environmental Laws” means all applicable Laws of any Governmental Authority relating to the protection of the environment or pollution.

“Excluded Assets” means: (i) except to the extent relating to an Assumed Obligation for which Buyer is indemnifying Seller hereunder, all credits and refunds and all accounts, instruments and general intangibles attributable to the Conveyed Assets with respect to any period of time prior to the Effective Time; (ii) any and all claims for refunds of, credits attributable to, loss carryforwards with respect to, or similar Tax assets relating to (A) Asset Taxes attributable to any Tax period (or portion of any Straddle Period) ending prior to the Effective Time, (B) Income Taxes of Seller, (C) Taxes attributable to the other Excluded Assets, and (D) any other Taxes relating to the acquisition, ownership or operation of the Conveyed Assets that are attributable to any Tax period (or portion of any Straddle Period) ending prior to the Effective Time; (iii) all proceeds, income or revenues attributable to (A) the Conveyed Assets for any period prior to the Effective Time, or (B) any other Excluded Assets; (iv) all Hydrocarbons (and the proceeds associated therewith) produced from the Conveyed Assets prior to the Effective Time; (v) all Records of Seller that are subject to the attorney/client or attorney work product privilege in favor of Seller or its Affiliates or to confidentiality agreements (other than title opinions relating to the Oil and Gas Assets); provided that Seller has used commercially reasonable efforts, but without the expenditure of funds, to obtain waivers of such confidentiality agreements; (vi) all rights and interests of Seller (A) under any policy or agreement of insurance or indemnity (including any rights, claims or causes of action of Seller against Third Parties under any indemnity or hold harmless agreements) and any indemnities received in connection with Seller’s prior acquisition of any of the Conveyed Assets, but in each case, only to the extent that such rights or interests arose from any liability for which Seller is responsible under this Agreement, (B) under any bond, letter of credit or guarantee, or (C) relating to existing claims and causes of action that may be asserted against a Third Party, except to the extent such rights and claims arise from (I) obligations or liabilities assumed by Buyer hereunder or (II) matters occurring from and after the Effective Time; (vii) except as otherwise provided herein, all fees, rentals, proceeds, payments, revenues, rights, and economic benefits of every kind and character (and all security or other deposits made) payable to Seller as the owner of the Conveyed Assets and that are attributable to the period prior to the Effective Time; (viii) all exchange traded futures Contracts and over-the-counter derivative Contracts of Seller; (ix) all audit rights (including rights to receive costs and revenues in connection therewith, in each case to the extent Seller is responsible for such costs under this Agreement) with respect to the Conveyed Assets for any period prior to the Effective Time or to any of the other Excluded Assets, provided that, this clause (ix) shall not limit access rights to information or records necessary to comply with Section 5.1; (x) records relating to the offer, negotiation or consummation of the sale of the Conveyed Assets; (xi) except to the extent of any Assumed Obligation for which Buyer is obligated to indemnify Seller pursuant to this Agreement, any other right or interest of Seller, including claims against Third Parties, to the extent related to the ownership of the Conveyed Assets prior to the Effective Time; (xii) all corporate, partnership, financial, and tax records that relate to any of Seller or its Affiliates’ businesses generally (whether or not related to the Conveyed Assets but specifically excluding title opinions, abstracts and other muniments of title and tax records related to the Oil and Gas Assets); (xiii) Seller’s reserve studies, estimates and evaluations, and engineering studies and economic studies, if any; (xiv) an undivided interest in and to any Applicable Contracts, in each case, insofar as and only to the extent such Applicable Contracts relate to, or are or will be binding upon, any of the other Excluded Assets after Closing or to the other assets, properties and rights of Seller not included in the Conveyed Assets, including the Applicable Contracts described on Exhibit D; (xv) all books, records and files to the extent relating to the other Excluded Assets; (xvi) all rights, title and interest in and to any assets (whether real or personal, recorded or unrecorded, movable or immovable, tangible or intangible, vested, contingent or otherwise) described in or attributable to any other lands or any other interest in and to oil, gas and/or other minerals, or the production therefrom, owned by Seller, in each case, that are not specifically described on Exhibit A or Exhibit B (excluding any units, lands, tracts or other properties pooled with any of the Lands); (xvii) all rights, duties and obligations under any futures, swap, collar, put, call, floor, cap, option or other contract that is intended to benefit from, be related to or to reduce or eliminate the risk of fluctuations in the price of commodities, including Hydrocarbons or securities, interest rates, currencies or securities; (xviii) all right, title and interest in and to any oil, gas and other fee mineral interest of any type (whether recorded or unrecorded, vested, contingent or otherwise) owned by Covenant Energy Holdings, LLC, Covenant Royalties, LLC or their Affiliates; and (xix) all assets, properties and interests more particularly described on Schedule EA.

“Execution Date” has the meaning set forth in the preamble of this Agreement.

“Fee Mineral Interest” has the meaning set forth in the definition of “Conveyed Assets”.

“Final Closing Statement” has the meaning set forth in Section 2.6(b).

“Final Settlement Date” has the meaning set forth in Section 2.6(a).

“Fraud” means actual, knowing and intentional material misrepresentation by a Party with respect to any representation or warranty set forth in Article 3 or Article 4 (as qualified, in the case of Seller, by the Schedules attached hereto), as applicable.  Notwithstanding the foregoing, (a) “Fraud” shall only be deemed to exist if such first Party, in each case had: (i) actual knowledge (as opposed to imputed or constructive knowledge) on the Execution Date that such a representation or warranty (as qualified, in the case of Seller, by the Schedules attached hereto) were false when made; and (ii) the actual and specific intent to deceive and mislead a party to this Agreement, and (b) “Fraud” does not include constructive fraud or other claims based upon constructive knowledge, negligent misrepresentation, recklessness, or other similar theories.

“Fundamental Representations” means the representations and warranties of Seller set forth in Sections 3.1, 3.2, 3.3, 3.9 and 3.10.

“GAAP” means generally accepted accounting principles of the United States, as consistently applied.

“Governmental Authority” means any federal, state, municipal, local or similar governmental authority, regulatory or administrative agency, court or arbitral body.

“Hydrocarbons” means oil and gas and other hydrocarbons (including condensate) produced or processed in association therewith (whether or not such item is in liquid or gaseous form), including all crude oils, condensates and natural gas liquids at atmospheric pressure and all gaseous hydrocarbons (including wet gas, dry gas and residue gas) or any combination thereof, and any minerals produced in association therewith.

“Income Taxes” means (i) all Taxes based upon, measured by, or calculated with respect to gross or net income, gross or net receipts or profits (including franchise Taxes and any capital gains, alternative minimum, and net worth Taxes, but excluding ad valorem, property, excise, severance, production, natural gas franchise, sales, use, real or personal property transfer or other similar Taxes), (ii) Taxes based upon, measured by, or calculated with respect to multiple bases (including corporate franchise, doing business or occupation Taxes) if one or more of the bases upon which such Tax may be based, measured by, or calculated with respect to is included in clause (i) above, or (iii) withholding Taxes measured with reference to or as a substitute for any Tax included in clauses (i) or (ii) above.

“Indemnification Notice” has the meaning set forth in Section 8.4(a).

“Indemnified Party” has the meaning set forth in Section 8.4(a).

“Indemnifying Party” has the meaning set forth in Section 8.4(a).

“Indemnity Deductible” has the meaning set forth in Section 8.5(a).

“Individual Claim Threshold” has the meaning set forth in Section 8.5(a).

“IRS” means the Internal Revenue Service of the United States.

“Knowledge” means, as to Seller, the actual knowledge of Kevin Christian and Graham Cox as of the Execution Date and the Closing Date.

“Law” means any applicable statute, writ, law, rule, regulation, ordinance, Order, judgment, injunction, determination or decree of a Governmental Authority, in each case, as in effect on and as interpreted on the Execution Date.

“Liens” means liens, pledges, mortgages, deeds of trust or security interests that are binding on the Conveyed Assets.

“Loss” or “Losses” means any loss, damage, notice of violation, investigation by any Governmental Authority, payment, deficiency, injury, harm, detriment, liability, exposure, claim, demand, Proceeding, settlement, judgment, award, fine, penalty, Tax, fee, charge, cost or expense (including costs of attempting to avoid or in opposing the imposition thereof, interest, penalties, costs of preparation and investigation, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors).

“Material Adverse Effect” means any circumstance, change or effect that, individually or in the aggregate, has resulted in or would reasonably be expected to result in a material and adverse effect on the ownership or financial condition of the Conveyed Assets, taken individually or as a whole, but shall exclude any circumstance, change or effect resulting or arising from: (a) any change in general conditions in the oil and gas industries where the Conveyed Assets are located; (b) seasonal reductions in revenues and/or earnings of Seller in the ordinary course of their business; (c) any change to energy prices or the value of oil and gas assets and properties or other commodities, goods or services, or the availability or costs of hedges where the Conveyed Assets are located; (d) national or international political conditions, including any engagement in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack; (e) any pandemics or epidemics, including COVID-19; (f) changes in GAAP or the interpretation thereof; (g) the entry into or announcement of this Agreement, actions contemplated by this Agreement or the consummation of the transactions contemplated hereby; (h) natural declines in well performance or reclassification or recalculation of reserves in the ordinary course of business consistent with ordinary, prudent and customary practices in the oil and natural gas exploration and production industry; (i) acts or failures to act of any Governmental Authorities and changes in Law or the interpretation thereof from and after the Execution Date; (j) effects of weather, meteorological events, natural disasters or other acts of

God; or (k) matters that are cured or no longer exist by the earlier to occur of the Closing and the termination of this Agreement.

“Material Contract” has the meaning set forth in Section 3.11.

“Nonparty Affiliates” has the meaning set forth in Section 9.13.

“Notice of Disagreement” has the meaning set forth in Section 2.6(a).

“Notice Period” has the meaning set forth in Section 8.4(b).

“Notices” has the meaning set forth in Section 9.1.

“NRA” means, as computed as to the aggregate Oil and Gas Assets within a Tract, the number equal to (i) the number of gross acres in such Tract, multiplied by (ii) Seller’s Net Revenue Interest in such Tract, multiplied by (iii) eight; provided, however, that, for the purpose of calculating NRA, any Oil and Gas Asset that is not subject to or burdened by an Oil and Gas Lease located within a Tract will be deemed to be and treated as though it is subject to an oil and gas lease that provides the lessor thereunder a royalty rate of twenty five percent (25%).

“Oil and Gas Assets” has the meaning set forth in the definition of “Conveyed Assets”.

“Oil and Gas Lease” means any oil, gas and mineral lease that relates to the Conveyed Assets, including all reversionary rights thereunder, including those described in Exhibit A attached hereto.

“Order” means any order, judgment, injunction, ruling, sentence, subpoena, writ or award issued, made, entered or rendered by any court, administrative agency or other Governmental Authority or by any arbitrator.

“Organizational Documents” means any charter, certificate of incorporation, certificate of formation, articles of association, partnership agreements, limited liability company agreements, bylaws, operating agreement or similar formation or governing documents and instruments.

“ORRI” has the meaning set forth in the definition of “Conveyed Assets”.

“Party” and “Parties” have the meaning set forth in the preamble of this Agreement.

“Permitted Encumbrances” means:

(h)preferential rights to purchase and required Third Party consents to assignment and similar agreements;
(i)all rights to consent by, required notices to, filings with or other actions by any Governmental Authority in connection with the sale or conveyance of oil and gas interests or sale of production therefrom if the same are customarily obtained subsequent to such sale or conveyance;

(j)liens for Taxes or assessments not yet delinquent (taking into account those extensions that do not result in the imposition of a penalty) or, if delinquent, which are being contested in good faith and set forth on Schedule PE;
(k)easements, rights-of-way, servitudes, permits, surface leases and other rights in respect of surface operations on or over any of the Oil and Gas Assets, in each case, that do not (i) have a material impact individually or in the aggregate on Seller’s ownership of the Conveyed Assets or (ii) reduce Seller’s NRAs below the amount shown in Exhibit B for any Tract;
(l)the terms, conditions, restrictions, exceptions, reservations, limitations and other matters contained in the Applicable Contracts, the oil and gas leases affecting the Oil and Gas Assets or in the instruments and documents that create or reserve to Seller its interest in the Oil and Gas Assets, including specifically the instruments reserving or creating the Oil and Gas Assets and any conveyances of the Oil and Gas Assets, in each case, that do not reduce Seller’s NRAs below the amount shown in Exhibit B for any Tract;
(m)any matter waived in writing by Buyer;
(n)all Liens and encumbrances that are released or discharged prior to Closing;
(o)defects in the chain of title arising from the failure to recite marital status, omissions of successors or heirship proceedings or the lack of probate proceedings, unless Buyer provides affirmative evidence that such failure, omission or lack of probate proceedings results in or is reasonably likely to result in another Person’s superior claim to title to the applicable Conveyed Assets;
(p)any defects or irregularities (i) based solely on lack of information in Seller’s files; (ii) arising out of lack of corporate or other entity authorization, a scrivener’s error, or a variation in corporate name unless Buyer provides affirmative evidence that such lack of authority, error or variation results in or is reasonably likely to result in a Third Party’s superior claim of title (irrespective of whether such Third Party has made a claim therefor); (iii) arising out of the lack of recorded powers of attorney from any Person to execute and deliver documents on their behalf unless Buyer provides affirmative evidence that such lack results in or is reasonably likely to result in a Third Party’s superior claim of title; (iv) based on a gap in the chain of title of the Oil and Gas Asset, unless such gap is affirmatively shown to exist in the county records by an abstract of title, title opinion or landman runsheet; (v) cured by possession under applicable statute of limitation; or (vi) resulting from lack of survey except to the extent a survey is required by applicable Law or failure to record releases of Liens, production payments or mortgages that have expired by their own terms or the enforcement of which are barred by applicable statutes of limitation, in each case, to the extent such do not have a Material Adverse Effect;
(q)any matters shown on Exhibit A or Exhibit B;
(r)(i) all rights reserved to or vested in any Governmental Authorities to (A) control or regulate (1) any of the Conveyed Assets in any manner or to assess Taxes with respect to the Conveyed Assets or (2) the ownership, operation, development or use of any of the Conveyed Assets, or the revenue, income or capital gains with respect thereto or (B) use all or any portion of any of the Conveyed Assets in a manner which does not materially impair the use of such Conveyed Asset for the purposes for which it is currently owned and (ii) all obligations and duties under all applicable Laws of or under any franchise, grant, license, order or permit issued by any such Governmental Authority;
(s) all applicable Laws (including zoning and planning ordinances and municipal regulations) and rights reserved to or vested in any Governmental Authority to control or regulate, in whole or in part, any of the Oil and Gas Assets in any manner, and all obligations and duties under all applicable laws, rules, and orders of any such Governmental Authority or under any franchise, grant, license, or permit issued by any such Governmental Authority;
(t)any limitations (including drilling and operating limitations) imposed on the Oil and Gas Assets by reason of the rights of subsurface owners or operators in a common property (including the rights of coal and timber owners);
(u)any Liens set forth on Schedule PE that are discharged by Seller at Closing;
(v)any materialman’s, mechanics’, repairman’s, employees’, contractors’, operators’ liens or other similar liens or charges for liquidated amounts arising in the ordinary course of business;
(w)all liens or encumbrances created under mortgages, deeds of trust or similar instruments not created by Seller or any of its Affiliates that cover the surface estate (including residential mortgage liens and any such liens covering any fee interests encumbered by a surface interests) and which, by their nature, matured more than 10 years ago, but which have not been released of record;
(x)the effect of any pooling agreements, production sharing agreement, production allocation agreement, unit agreement or other similar agreement affecting the Oil and Gas Assets, in each case, that do not reduce Seller’s NRAs below the amount shown in Exhibit B for any Tract;
(y)the treatment or classification of any horizontal well as an allocation well that crosses more than one Oil and Gas Lease or leasehold tract, including (i) the failure of such Oil and Gas Leases or leasehold tracts as to such well to be governed by a common pooling or unit agreement, or subject to a production sharing agreement or similar agreement, whether in whole or in part, or failure of the Oil and Gas Lease to contain pooling provisions, or contain adequate pooling provisions, or the absence of any lease amendment or consent authorizing he pooling of such interests and (ii) the allocation of Hydrocarbons produced from such well among such Oil and Gas Leases or leasehold tracts based upon the length of the “as drilled” horizontal wellbore open for production, the total length of the horizontal wellbore, or other methodology that is intended to reasonably attribute to each such Oil and Gas Lease or leasehold tract its share of such production;
(z)any “free gas” arrangement arising under the terms of any oil and gas lease affecting the Oil and Gas Assets;
(aa)failure of the records of any Governmental Authority to reflect Seller as the owner of the Conveyed Assets, provided that the instruments evidencing the conveyance of such title to Seller from its predecessor in title are recorded in the real property, conveyance or other records of the applicable county;
(bb)defects as a consequence of cessation of production, insufficient production, or failure to conduct operations during any period after the completion of a well capable of production in paying quantities on any of the Oil and Gas Assets held by production, or lands pooled, communitized or unitized therewith, except to the extent a Third Party has delivered a written notice for termination;
(cc)any matter disclosed on any Disclosure Schedule;
(dd)defects due to the establishment or amendment of pools or units, in each case, that do not reduce Seller’s NRAs below the amount shown in Exhibit B for any Tract;
(ee)all other Liens, contracts, agreements, instruments, obligations and irregularities affecting the Oil and Gas Assets which, individually or in the aggregate, (i) do not materially interfere with the ownership or use of any of the Oil and Gas Assets (as currently operated and used), or (ii) which would be accepted by reasonably prudent person engaged in the business of owning mineral interests, royalty interests or overriding royalty interests in the geographical areas in which the Oil and Gas Assets are located, with knowledge of all of the facts and legal bearing,; and
(ff)the lack of executive rights with respect to Fee Mineral Interests that are burdened by oil and gas leases that are held by production.

“Person” means any individual, entity, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind.

“Post-Closing Statement” has the meaning set forth in Section 2.6(a).

“Pre-Closing Tax Period” means any Tax period (or a portion thereof) ending on or before the Closing Date.

“Proceeding” means any action, suit, litigation, arbitration, lawsuit, claim, proceeding, hearing, inquiry, investigation or dispute commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or any arbitrator.

“Purchase Price” has the meaning set forth in Section 2.2.

“Records” means electronic copies of all records, files, muniments of title, reports and similar documents and materials to the extent relating to the Oil and Gas Assets in the possession of, and maintained by, Seller or any of its Affiliates, including, without limitation: land, title and division of interest files; contracts; check stubs, financial and accounting records; and records related to the management of the Oil and Gas Assets prior to the Closing Date, in each case, other than (a) items that may be subject to legal privilege (other than title opinions) or to disclosure restrictions (provided that Seller shall use commercially reasonable efforts to obtain a waiver of any such restrictions), (b) items that are not transferable without payment by Seller of additional consideration (and Buyer has not agreed in writing to pay such additional consideration), (c) financial and tax accounting records, and (d) all e-mails and other electronic files (except to the extent the underlying files, records or data are only available in electronic format) on Seller’s servers and networks relating to the foregoing items and except to the extent such emails constitute material land and title records that only exist in email form.

“Representatives” means a Person’s directors, officers, partners, members, managers, employees, agents or advisors (including attorneys, accountants, consultants, bankers, financial advisors and any representatives of those advisors).

“Seller” has the meaning set forth in the preamble of this Agreement.

“Seller Entitlements” has the meaning set forth in Section 2.8(a).

“Seller Indemnified Parties” has the meaning set forth in Section 8.3.“Specified Obligations” means all obligations, liabilities and/or Losses relating to or attributable to any of the following: (a) any recoupment, deduction, offset or similar accounting adjustment after the Effective Time resulting from or in connection with the overpayment or mis-payment of proceeds attributable to the Conveyed Assets for periods prior to the Effective Time;(b) Asset Taxes for which Seller is responsible pursuant to Section 6.2 (taking into account, and without duplication of, such Asset Taxes effectively borne by Seller as a result of (i) Purchase Price adjustments made pursuant to Section 2.3 and Section 2.6, as applicable, and (ii) any payments made from one Party to the other in respect of Asset Taxes pursuant to Section 6.2(c)) or any other Taxes of Seller; (c) any required reimbursement to or downward adjustments to revenue by Third Party operators attributable to the Conveyed Assets received after the Effective Time based on overpayment to Seller or its Affiliates prior to the Effective Time; and (d) the employment of employees or provision of any compensation or benefits therefor by Seller or any of its Affiliates.

“Straddle Period” means any Tax period that includes, but does not end on, the Effective Time.

“Tax Contest” has the meaning set forth in Section 6.7.

“Tax Return” means any report, return, election, document, estimated tax filing, declaration, claim for refund, information returns or other filing filed or required to be filed with any Governmental Authority, including any schedules or attachments thereto and any amendment thereof.

“Taxes” means all taxes, assessments or other governmental charges in the nature of a tax imposed by a Governmental Authority, including all income, franchise, profits, margins, capital gains, capital stock, transfer, gross receipts, sales, use, transfer, service, occupation, ad valorem, real or personal property, excise, severance, natural gas franchise, windfall profits, customs, premium, stamp, license, payroll, employment, social security, unemployment, disability, add-on, value-added and other similar taxes and assessments in the nature of a tax, and including additions to tax, penalties and interest with respect to any of the foregoing.

“Third Party” means any Person other than a Party or an Affiliate of a Party.

“Third Party Claim” has the meaning set forth in Section 8.4(b).

“Tract” means the tracts and/or parcels of the Lands identified on Exhibit B.

“Transaction Documents” has the meaning set forth in Section 9.5.

“Transfer Taxes” has the meaning set forth in Section 6.2.

“Upstream Acquisition Agreement” has the meaning set forth in Section 5.6.

“Upstream Rights” has the meaning set forth in Section 5.6.

1.2Rules of Construction.  All article, section, schedule and exhibit references used in this Agreement are to articles and sections of, and schedules and exhibits to, this Agreement unless otherwise specified.  The schedules and exhibits attached to this Agreement constitute a part of this Agreement and are incorporated herein for all purposes.  If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb).  Terms defined in the singular have the corresponding meanings in the plural, and vice versa.  Unless the context of this Agreement clearly requires otherwise, words importing the masculine gender shall include the feminine and neutral genders and vice versa.  The term “includes” or “including” shall mean “including without limitation.”  The disjunctive word “or” is used in its inclusive sense unless otherwise specifically indicated.  The words “hereof,” “hereto,” “hereby,” “herein,” “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular section or article in which such words appear.  The Parties acknowledge that each Party and its attorney have reviewed this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting Party, or any similar rule operating against the drafter of an agreement, shall not be applicable to the construction or interpretation of this Agreement.  The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.  References to any agreement or other document or instrument are to such agreement, document or instrument as amended, modified, superseded, supplemented and restated now or from time to time after the Execution Date, unless otherwise specified.  All references to currency herein shall be to, and all payments required hereunder shall be paid in, Dollars.  Any financial or accounting term that is not otherwise defined in this Agreement shall have the meaning given such term under GAAP.
Article 2
Purchase and Sale; Closing
2.1Purchase and Sale of Assets.  Upon the terms and subject to the conditions set forth in this Agreement, Seller shall sell, assign, transfer and convey to Buyer, and Buyer shall purchase and acquire, the Conveyed Assets at the Closing, which shall occur on the Closing Date.
2.2Purchase Price.  In consideration for the purchase of the Conveyed Assets, Buyer agrees to pay an aggregate amount equal to $16,000,000.00 (the “Base Purchase Price”), as adjusted by the Adjustment Amount (the Base Purchase Price as so adjusted, the “Purchase Price”).

2.3Adjustments.  The Base Purchase Price shall be adjusted as follows, without duplication:
(a)increased by an amount equal to all proceeds or revenues received and retained by Buyer or any of its Affiliates from the ownership of the Oil and Gas Assets to the extent attributable to periods before the Effective Time and not otherwise delivered or turned over to Seller;
(b)decreased by an amount equal to all proceeds or revenues received and retained by Seller or any of its Affiliates from the ownership of the Oil and Gas Assets to the extent attributable to periods on or after the Effective Time and not otherwise delivered or turned over to Buyer;
(c)increased by an amount equal to all Asset Taxes allocable to Buyer in accordance with Section 6.2 but paid or otherwise economically borne by Seller or any of its Affiliates;
(d)decreased by an amount equal to all Asset Taxes allocable to Seller in accordance with Section 6.2 but paid or otherwise economically borne by Buyer or any of its Affiliates;
(e)increased or decreased, as applicable, by any other amount expressly provided for elsewhere in this Agreement or as otherwise agreed upon in writing by Seller and Buyer.

The aggregate sum of the adjustments provided in Section 2.3(a) through (e) is referred to herein as the “Adjustment Amount”, which may be a positive or negative number.

2.4Closing.  The closing of the sale and transfer of the Conveyed Assets to Buyer as contemplated by this Agreement (the “Closing”) shall take place remotely and electronically on August 21, 2026 ( the “Closing Date”).
2.5Closing Obligations.  At the Closing:
(a)Seller shall deliver (and execute and acknowledge, as appropriate), or cause to be delivered (and executed and acknowledged, as appropriate), to Buyer:
(i)executed counterparts of the Conveyance Instrument in the appropriate numbers for recording in the real property records of the counties where the Oil and Gas Assets are located, together with any other appropriate assignments, deeds or instruments necessary to transfer the Conveyed Assets to Buyer, including any conveyances on official forms and related documentation necessary to transfer portions of the Conveyed Assets to Buyer in accordance with requirements of governmental regulations;
(ii)a certificate described in Treasury Regulation Section 1.1445-2(b)(2), certifying that Seller (or its regarded owner if Seller is disregarded as separate from its owner for U.S. federal income Tax purposes) is not a “foreign person” within the meaning of Section 1445 of the Code or (B) an executed IRS Form W-9 of Seller (or its regarded owner if Seller is disregarded as separate from its owner for U.S. federal income Tax purposes);
(iii)recordable releases or terminations of any and all Liens burdening any portion of the Conveyed Assets that secure indebtedness for borrowed money by Seller or any of its Affiliates; and
(iv)such other documents or other agreements provided for herein or that are necessary to effectuate the transactions contemplated hereby as Buyer may reasonably request.
(b)Buyer shall deliver (and execute and acknowledge, as appropriate) to Seller:
(i)the Base Purchase Price, in cash by wire transfer of immediately available funds to the account designated by Seller (such amount, the “Closing Payment”);
(ii)executed counterparts of the Conveyance Instrument in the appropriate number for recording in the real property records of the counties where the Conveyed Assets are located, together with any other appropriate assignments, deeds or instruments necessary to transfer the Conveyed Assets to Buyer, including any conveyances on official forms and related documentation necessary to transfer portions of the Conveyed Assets to Buyer in accordance with requirements of governmental regulations;
(iii)such other documents or other agreements provided for herein or that are necessary to effectuate the transactions contemplated hereby as Seller may reasonably request.
2.6Post-Closing Adjustment.
(a)Post-Closing Statement; Dispute Notices.  On or before the date that is 90 days after the Closing Date, Seller shall prepare and deliver to Buyer a statement (the “Post-Closing Statement”) setting forth each adjustment to the Purchase Price required under this Agreement and showing the calculation of the final Adjustment Amount as of the Closing Date, together with reasonable supporting documentation for the adjustments set forth therein.  Buyer shall provide to Seller such data and information as Seller may reasonably request in connection with the calculation of the amounts reflected on the Post-Closing Statement, including check stubs and access to Third Party data services for electronic check stub information, such as PDF files, Excel spreadsheets, JIBLink, OILDEX, PDS or similar file formats.  The Post-Closing Statement shall, without limiting the application of Section 6.2, become final and binding upon the Parties on the date (the “Final Settlement Date”) that is 30 days following receipt thereof by Buyer unless Buyer gives notice of its disagreement (“Notice of Disagreement”) to Seller prior to such date.  Any Notice of Disagreement shall specify in reasonable detail the dollar amount, nature and basis of any disagreement so asserted.  If a Notice of Disagreement is received by Seller before the Final Settlement Date, then the Post-Closing Statement (as revised in accordance with Section 2.6(b)) shall, without limiting the application of Section 6.2, become final and binding on the Parties on, and the Final Settlement Date shall be, the earlier of (x) the date upon which Seller and Buyer agree in writing with respect to all matters specified in the Notice of Disagreement or (y) the date upon which the Closing Statement Accountant renders a decision in accordance with Section 2.6(b).
(b)Dispute Resolution; Final Closing Statement.  During the 15 days following the date upon which Seller receives a Notice of Disagreement, Seller and Buyer shall in good faith attempt to resolve in writing any differences that they may have with respect to all matters specified in the Notice of Disagreement.  If at the end of such 15-day period (or earlier by mutual agreement), Buyer and Seller have not reached agreement on such matters, the matters that remain in dispute (and only such matters) shall promptly be submitted to Grant Thornton, or if Grant Thornton declines to act in such capacity, by another nationally recognized firm of independent accountants that does not have a material relationship with either Party and that is reasonably acceptable to Seller and Buyer (the “Closing Statement Accountant”) for review and final and binding resolution.  If the proposed Closing Statement Accountant is unable or unwilling to serve as provided herein, then Seller and Buyer shall, in good faith, mutually agree upon an alternative independent national accounting firm to serve as the Closing Statement Accountant.  Buyer and Seller shall, not later than seven days prior to the hearing date set by the Closing Statement Accountant, each submit a written brief to the Closing Statement Accountant (and a copy thereof to the other Party on the same day) with dollar figures for settlement of the disputes as to the amount of the final Adjustment Amount (together with a proposed Post-Closing Statement that reflects such figures) consistent with their respective calculations reflected in the Post-Closing Statement and Notice of Disagreement, as applicable.  The hearing will be scheduled as promptly as practicable following submission of the settlement briefs, and shall be conducted in English on a confidential basis.  The Closing Statement Accountant shall consider only those items or amounts in the Post-Closing Statement which were identified in the Notice of Disagreement and which remain in dispute and the Closing Statement Accountant’s decision resolving the matters in dispute shall be based upon and be consistent with the terms and conditions in this Agreement, and not on the basis of independent review.  In deciding any matter, the Closing Statement Accountant (i) shall be bound by the provisions of this Section 2.6 and the related definitions and (ii) shall choose either Seller’s position or Buyer’s position with respect to each matter addressed in a Notice of Disagreement.  The Closing Statement Accountant shall render a decision resolving the matters in dispute (which decision shall include a written statement of findings and conclusions) promptly after the conclusion of the hearing, unless the Parties reach agreement prior thereto and withdraw the dispute from the Closing Statement Accountant.  The Closing Statement Accountant shall provide to the Parties explanations in writing of the reasons for its decisions regarding the final Adjustment Amount and shall issue the Final Closing Statement reflecting such decision.  The decision of the Closing Statement Accountant, other than with respect to any clear and manifest mathematical errors, shall, without limiting the application of Section 6.2, be final and binding on the Parties and non-appealable for all purposes hereunder.  The cost of any arbitration (including the fees and expenses of the Closing Statement Accountant) under this Section 2.6(b), but excluding each Party’s cost in preparing its arguments and submissions to the Closing Statement Accountant, shall be paid by and apportioned between Buyer and Seller based on the aggregate dollar amount in dispute and the relative inverse of a Party’s recovery as determined by the Closing Statement Accountant (e.g., if Buyer is awarded seventy percent (70%) of the value in dispute, then Buyer shall be responsible for paying thirty percent (30%) of such cost, and Seller shall be responsible for paying seventy percent (70%) of such cost).  The fees and disbursements of Seller’s independent auditors and other costs and expenses incurred in connection with the services performed with respect to the Post-Closing Statement shall be borne by Seller and the fees and disbursements of Buyer’s independent auditors and other costs and expenses incurred in connection with their preparation of the Notice of Disagreement shall be borne by Buyer.  As used in this Agreement, the term “Final Closing Statement” shall mean the Post-Closing Statement described in Section 2.6(a), as prepared by Seller and as may be subsequently adjusted to reflect any subsequent written agreement between the Parties with respect thereto, or if submitted to the Closing Statement Accountant, as determined thereby in accordance with this Section 2.6(b).
(c)Final Settlement.  If the final Adjustment Amount, as set forth on the Final Closing Statement, is a positive number, then, within three Business Days after the Final Settlement Date, Buyer shall pay to Seller by wire transfer of immediately available funds, to an account designated in writing by Seller, the final Adjustment Amount.  If the final Adjustment Amount, as set forth on the Final Closing Statement, is a negative number, then within three Business Days after the Final Settlement Date, Seller shall deliver to Buyer by wire transfer of immediately available funds, to an account designated in writing by Buyer, the final Adjustment Amount.
2.7Purchase Price Allocation.  Following the Closing, Seller shall deliver a statement that provides for an allocation of the Purchase Price (and any other amounts constituting consideration for applicable Tax purposes, as determined for U.S. federal income tax purposes), allocated among the six categories of assets specified in Part II of IRS Form 8594 (Asset Acquisition Statement under Section 1060) in accordance with Section 1060 of the Code and the regulations thereunder (the “Allocation Statement”) no later than sixty (60) days after issuance of the Final Closing Statement.  Buyer shall notify Seller in writing within fifteen (15) days of receipt of the Allocation Statement of any comments or objections to the Allocation Statement.  If Buyer does not deliver any written notice of objection to the Allocation Statement within such fifteen (15) day period, Buyer shall be deemed to have agreed to the Allocation Statement, and the Allocation Statement shall be final, conclusive, and binding on the Parties.  If Buyer timely delivers a written notice of objection, the Parties will negotiate in good faith for a period of twenty (20) days to resolve such dispute.  If, during such period, the Parties resolve their differences in writing as to any disputed amount, such resolution shall be deemed final and binding with respect to such amount for the purpose of determining that component of the Allocation Statement.  Neither Buyer nor Seller shall take any position (whether in audits, Tax Returns or otherwise) that is inconsistent with the components of the Allocation Statement which are agreed to or deemed agreed to pursuant to the foregoing provisions of this Section 2.7; provided, however, that no Party shall be unreasonably impeded in its ability and discretion to negotiate, compromise, or settle any Tax examination, audit, claim or similar Proceedings in connection with the agreed Allocation Statement.  To the extent the Parties do not and are not deemed to reach agreement on a component of the Allocation Statement pursuant to the foregoing provisions of this Section 2.7, each Party shall be entitled to adopt their own position regarding such unagreed component of the Allocation Statement.
2.8Allocation of Revenues and Expenses.
(a)Without limitation to Section 8.1, from and after the Closing, (i) Buyer shall be entitled to all revenues, income, proceeds, receipts, lease bonus payments and credits attributable to production from the Conveyed Assets from and after the Effective Time or, with respect to bonus payments, leases executed from and after the Effective Time (collectively, the “Buyer Entitlements”) and (ii) Seller shall be entitled to all revenues, income, proceeds, receipts, lease bonus payments and credits attributable to production from the Conveyed Assets prior to the Effective Time or, with respect to bonus payments, leases executed prior to the Effective Time (collectively, the “Seller Entitlements”).
(b)Without duplication of any item that is accounted for in Sections 2.3 or 2.6, and subject to the last sentence of this Section 2.8(b), if: (i) Seller or any of its Affiliates receives any payment with respect to the Buyer Entitlements, Seller shall, or shall cause its applicable Affiliates to, promptly remit such payment to Buyer or its designated Affiliate; and (ii) Buyer or any of its Affiliates receives any payment with respect to the Seller Entitlements, Buyer shall, or shall cause its applicable Affiliates to, promptly remit such payment to Seller or its designated Affiliate. Notwithstanding the foregoing, neither Party shall have any obligation to remit payment to the other Party pursuant to this Section 2.8(b) after the date that is twelve (12) months after the Closing Date.
2.9Closing Conditions. The obligations of each Party to proceed with Closing as provided in this Agreement shall be subject to the satisfaction or waiver (by the Party whose obligation to proceed with Closing is conditioned upon such item) of the following conditions precedent: (i) all representations and warranties of the other Party contained in this Agreement shall be true and correct as of the Execution Date and at and as of Closing in accordance with their terms as if remade as of the Closing, except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, materially and adversely affect such other Party’s ability to consummate the transactions contemplated hereby; (ii) as a condition solely to Buyer’s obligation to proceed with the Closing, Seller shall have acquired the Conveyed Assets pursuant to the Upstream Acquisition Agreement, without any waiver, release, amendment, modification or other impairment of any right, claim, remedy, representation, warranty, indemnity, covenant or other benefit relating to the Conveyed Assets without Buyer’s prior written consent. Seller shall have received and shall deliver or assign to Buyer at Closing all assignments, conveyances, warranties and other rights and benefits relating to the Conveyed Assets required to be delivered or assigned to Buyer pursuant to this Agreement, including the Upstream Rights pursuant to Section 5.6; (iii) the other Party shall have performed and satisfied all covenants and agreements required by this Agreement to be performed and satisfied by such Party at or prior to the Closing in all material respects; and (iv) no injunction, order or award shall have been entered by any Governmental Authority having jurisdiction over the Parties or the subject matter of this Agreement that restrains or prohibits the transaction contemplated hereby or that grants damages in connection therewith, and that remains in effect at the time of Closing; nor shall there be, as of the Closing Date, any suit, action or other proceeding pending before any Governmental Authority (or threatened) that seeks to restrain or prohibit the transaction contemplated hereby or seeks substantial damages in connection therewith.
Article 3
Representations and Warranties Relating to Seller

Seller represents and warrants to Buyer as of the Execution Date and the Closing Date:

3.1Organization of Seller.  Seller is a limited liability company duly formed, validly existing, and in good standing under the Laws of the State of Texas.  Seller is in good standing in the State of Texas except where the failure to be in good standing would not singularly or in the aggregate have a Material Adverse Effect.
3.2Authorization; Enforceability.  Seller has the company power and authority to execute and deliver this Agreement and any documents required to be executed and delivered by Seller at the Closing pursuant to this Agreement and to perform its obligations hereunder and thereunder.  This Agreement has been duly and validly executed and delivered by Seller.  This Agreement constitutes, and upon the execution and delivery by Seller of each of the documents to be executed and delivered by Seller at the Closing, such documents shall constitute, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.
3.3No Conflicts.  Except as set forth on Schedule 3.3 and assuming the receipt of all consents and approvals applicable to the transactions contemplated hereby, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and shall not: (a) violate any Law applicable to Seller or require any filing with, consent, approval or authorization of, or notice to, any Governmental Authority (excluding filings, consents, approvals, authorizations and notices that are customarily made or obtained after Closing); (b) violate any Organizational Document of Seller; or (c) breach any Contract to which Seller is a party or by which any of its assets may be bound or result in the termination of such Contract.
3.4Litigation.  Except as set forth on Schedule 3.4, there are no Proceedings pending, or to the Knowledge of Seller, threatened in writing against Seller, which involve any of the Conveyed Assets, question the validity of this Agreement or any other action taken or to be taken in connection herewith or which could reasonably be likely to materially impair Seller or its ability to consummate the transactions contemplated hereby.
3.5Taxes.  Except as set forth on Schedule 3.5, (a) all material Asset Taxes that have become due and payable have been duly and timely paid prior to delinquency (taking into account those extensions that do not result in the imposition of a penalty) except for Asset Taxes currently being contested in good faith by appropriate proceedings, and all material Tax withholding and deposit requirements imposed by applicable Law with respect to the Conveyed Assets have been satisfied and complied with, (b) all material Tax Returns required to be filed prior to delinquency (taking into account those extensions that do not result in the imposition of a penalty) by Seller with respect to Asset Taxes have been duly and timely filed and all such tax returns are true, correct and complete in all material respects and there is not currently in effect any extension or waiver of any statute of limitations of any jurisdiction regarding the assessment or collection of any Asset Taxes, (c) no outstanding audit, administrative or judicial Tax proceeding, litigation or other Proceeding with respect to any Asset Taxes has been commenced or is ongoing or pending against Seller, nor has Seller received written notice of any pending Proceeding against it from any Governmental Authority for assessment of any Asset Taxes, (d) there are no Liens (other than Permitted Encumbrances) for Taxes on any of the Conveyed Assets; and (e) none of the Conveyed Assets is subject to any tax partnership agreement or other arrangement requiring a partnership income tax return to be filed, or otherwise treated or required to be treated as a partnership, under Subchapter K of Chapter 1 of Subtitle A of the Code or any similar state statute.  This Section 3.5 shall constitute Seller’s sole representation and warranty related to any Taxes or Tax matters.

3.6Compliance with Laws.  Seller is in material compliance with any applicable Law (other than Tax Laws or Environmental Laws), in each case, with respect to its ownership of the Conveyed Assets.  Seller has not received any written notices of material violation of any applicable Law (other than Tax Laws or Environmental Laws) with respect to its ownership of the Conveyed Assets that are uncured as of the Execution Date.  Notwithstanding any provision in this Agreement to the contrary, (a) Section 3.5 shall be the exclusive representation and warranty with respect to Tax issues, as well as related matters, and no other representations or warranties are made with respect to such matters, including under this Section 3.6 and (b) Section 3.14 shall be the exclusive representation and warranty with respect to Environmental Laws or the environmental condition of the Conveyed Assets, as well as related matters, and no other representations or warranties are made with respect to such matters, including under this Section 3.6.
3.7Consents.  None of the Conveyed Assets is subject to any consent required to be obtained by Seller with respect to the transactions contemplated by this Agreement, except (a) for consents and approvals of Governmental Authorities that are customarily obtained after Closing, or (b) for Contracts that are terminable upon not greater than 90 days’ notice without payment of any fee.
3.8Preferential Purchase Rights.  There are no preferential rights to purchase or other similar rights or tag along rights affecting the Conveyed Assets.
3.9Brokers’ Fees.  Seller and its Affiliates have not entered into any Contract with any Person that would require the payment by Buyer or its Affiliates of any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement.
3.10Bankruptcy.  There are no bankruptcy, reorganization or arrangement proceedings pending, being contemplated by or, to Seller’s Knowledge, threatened against Seller or any of its Affiliates.
3.11Contracts.
(a)To Seller’s Knowledge, Schedule 3.11 contains a list of all Contracts material to the ownership, use and enjoyment of the Conveyed Assets (each, a “Material Contract”).  “Material Contract” includes any of the following Contracts:
(i)Contracts that can reasonably be expected to result in aggregate payments by Seller of more than $100,000 during the remainder of the current or any subsequent calendar year (based solely on the terms thereof and current volumes, without regard to any expected increase in volumes or revenues);
(ii)any indenture, mortgage, loan, credit or sale-leaseback or similar Contract that is secured with mortgages or liens on the Conveyed Assets;

(iii)Contracts containing “tag-along” or similar rights allowing a Third Party to participate in future sales of any of the Conveyed Assets;
(iv)any agreement of indemnification, surety or guarantee by Seller on behalf of another Person or the assumption of any environmental or other liability of any Person;
(v)Contracts to sell, exchange or otherwise dispose of all or any part of the Conveyed Assets on or after the Effective Time; and/or
(vi)any Contract that contains a non-compete agreement or otherwise purports to restrict, limit or prohibit the manner in which, or the locations in which, Seller may conduct its business.
(b)Each Material Contract constitutes the legal, valid and binding obligation of Seller, on the one hand, and, to Seller’s Knowledge, the counterparties thereto, on the other hand, and is enforceable in accordance with its terms.  Seller is not in material breach or default of its obligations under any of the Material Contracts.  No Third Party has notified Seller of a breach or an intention to terminate or otherwise cancel any Material Contract and, to Seller’s Knowledge, no event has occurred that with notice or lapse of time or both would constitute any material default under any such Material Contract by Seller or any other Person who is a party to such Material Contract.  To Seller’s Knowledge, none of the Material Contracts require Seller, its successor or assigns to incur any expense, expend monetary sums (including, in relation to contingent payments, acquisitions related to areas of mutual interest, rights of first refusal or the like) or transfer or pay any promoted or carried interest to any Third Party from and after the Effective Time.
3.12No Cost-Bearing Interests.  The Conveyed Assets do not include any unleased mineral or other interest where Seller has agreed to, or Buyer will be required to, bear a share of drilling, operating, or other costs as a participating mineral owner or otherwise from and after the Effective Time. To Seller’s Knowledge, Seller’s interest in the Conveyed Assets has not been, and currently is not, subject to any joint operating agreement, exploration agreement, development agreement, farmout agreement, authority for expenditure or other agreement or arrangement which would obligate Seller (or Buyer as the successor in interest to Seller) to pay or bear any costs of drilling, exploration or development or subject Seller (or Buyer as the successor in interest to Seller) to any other operational or environmental liability, in each case with respect to the Conveyed Assets.
3.13Suspense Funds.  To Seller’s Knowledge, Schedule 3.13 sets forth, with respect to each well in which Seller has an interest that is included in the Conveyed Assets, each well with respect to which Seller has received notice from any lessee or third Person that Seller’s share of any proceeds attributable to such well are being or will be placed in suspense with respect to production of Hydrocarbons from such well.
3.14Environmental Matters.
(a)As of the Execution Date there are no Proceedings pending, or to the Knowledge of Seller, threatened in writing by any Third Party, against Seller or Seller’s Affiliates with respect to the Conveyed Assets alleging material violations or material non-compliance by Seller or Seller’s Affiliates of, or material liabilities of Seller under, Environmental Laws.
(b)Seller has not received any written notice from any Governmental Authority of any alleged or actual material violation or material non-compliance by Seller or any of Seller’s Affiliates of, or material liability of Seller or any of Seller’s Affiliates under, any Environmental Law with respect to the Conveyed Assets, that remains unresolved.
3.15Upstream Acquisition Agreement. Seller represents and warrants to Buyer that (a) immediately prior to the Closing, Seller will have acquired all right, title and interest in and to the Conveyed Assets pursuant to the Upstream Acquisition Agreement, free and clear of any Liens or other interests created by, through or under Seller other than Permitted Encumbrances, (b) the Upstream Acquisition Agreement and all conveyance instruments and other agreements delivered in connection therewith are in full force and effect, Seller is not in breach or default thereunder, and no event has occurred that, with notice or lapse of time or both, would constitute a breach or default by Seller thereunder, (c) Seller has not waived, released, amended or otherwise impaired any right or remedy relating to the Conveyed Assets under the Upstream Acquisition Agreement or any conveyance or other instrument delivered in connection therewith, (d) since Seller’s acquisition of the Conveyed Assets, Seller has not sold, assigned, transferred, conveyed, encumbered or otherwise disposed of any interest in the Conveyed Assets, except pursuant to this Agreement, (d) the Conveyed Assets include all right, title and interest acquired by Seller under the Upstream Acquisition Agreement with respect to the assets contemplated to be conveyed to Buyer under this Agreement, and Seller has not retained or excluded any such right, title or interest except as expressly set forth in this Agreement, and (e) true and complete copies of the Upstream Acquisition Agreement, the conveyance instruments and all amendments thereto relating to the Conveyed Assets have been provided to Buyer, and Seller has not entered into any other agreement or arrangement that modifies, limits or adversely affects any of the foregoing.
Article 4
Representations and Warranties Relating to Buyer

Buyer hereby represents and warrants to Seller as of the Execution Date and Closing Date:

4.1Organization of Buyer.  Buyer is a Delaware limited liability company, duly formed, validly existing and in good standing under the laws of the State of Delaware.  Buyer has the power and authority to acquire and own the Conveyed Assets.
4.2Authorization; Enforceability.  Buyer has all requisite company power and authority to execute and deliver this Agreement and any documents required to be executed and delivered at the Closing and to perform its obligations hereunder and thereunder.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by Buyer, and no other company proceeding on the part of Buyer is necessary to authorize this Agreement.  This Agreement has been duly and validly executed and delivered by Buyer.  This Agreement constitutes, and upon the execution and delivery by Buyer of each of the documents to be executed and delivered by Buyer at the Closing, such documents shall constitute, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

4.3No Conflict; Consents.  The execution and delivery of this Agreement by Buyer and the consummation of the transactions contemplated hereby by Buyer do not and shall not: (a) violate any Law applicable to Buyer or require any filing with, consent, approval or authorization of, or notice to, any Governmental Authority (excluding filings, consents, approvals, authorizations and notices that are customarily made or obtained after Closing); (b) violate any Organizational Document of Buyer; or (c) breach any Contract to which Buyer is a party or by which any of its assets may be bound or result in the termination of any such Contract.
4.4Litigation.  As of the Execution Date, there are no actions, investigations or other Proceedings pending, or to Buyer’s knowledge, threatened in writing against Buyer, which question the validity of this Agreement or any other action taken or to be taken in connection herewith or which could reasonably be likely to materially impair Buyer or its ability to consummate the transaction contemplated hereby.
4.5Brokers’ Fees.  Buyer and its Affiliates have not entered into any Contract with any Person that would require the payment by Seller or its Affiliates of any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement.
4.6Bankruptcy.  There are no bankruptcy, reorganization or arrangement proceedings pending, being contemplated by or, to Buyer’s knowledge, threatened against Buyer or any of its Affiliates.
4.7Financial Ability.  Buyer understands and acknowledges that the obligations of Buyer to consummate the transactions contemplated by this Agreement are not in any way contingent upon or otherwise subject to Buyer’s consummation of any financing arrangement, Buyer’s obtaining of any financing or the availability, grant, provision or extension of any financing to Buyer.  Buyer has, through a combination of cash on hand and funds readily and unconditionally available under existing lines of credit, funds sufficient to fund the consummation of the transactions contemplated by this Agreement and satisfy all other costs and expenses arising in connection herewith.
4.8Securities Law Compliance.  Buyer is an “accredited investor,” as such term is defined in Regulation D of the Securities Act of 1933, as amended.  Buyer (a) is acquiring the Conveyed Assets for its own account and not with a view to distribution and (b) has sufficient knowledge and experience in financial and business matters so as to be able to evaluate the merits and risk of an investment in the Conveyed Assets and is able financially to bear the risks thereof.
4.9Buyer’s Independent Investigation.  SUBJECT TO SELLER PROVIDING BUYER WITH ACCESS TO ALL RECORDS, BUYER AND ITS REPRESENTATIVES HAVE UNDERTAKEN AN INDEPENDENT INVESTIGATION AND VERIFICATION OF THE CONVEYED ASSETS.  BUYER IS (OR ITS AFFILIATES AND ADVISORS ARE) EXPERIENCED AND KNOWLEDGEABLE IN THE OIL AND GAS BUSINESS AND ARE AWARE OF THE RISKS OF THAT BUSINESS.  IN ENTERING INTO THIS AGREEMENT, BUYER HAS RELIED SOLELY UPON ITS OWN INVESTIGATION AND ANALYSIS AND

THE SPECIFIC REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH IN Article 3 OF THIS AGREEMENT AND THE SPECIAL WARRANTY OF TITLE MADE BY SELLER IN THE Conveyance Instrument, AND BUYER, ABSENT FRAUD:

(a)ACKNOWLEDGES AND AGREES THAT IT HAS NOT BEEN INDUCED BY AND HAS NOT RELIED UPON ANY REPRESENTATIONS, WARRANTIES OR STATEMENTS, WHETHER EXPRESS OR IMPLIED, MADE BY SELLER OR ANY OF ITS RESPECTIVE DIRECTORS, OFFICERS, EQUITYHOLDERS, EMPLOYEES, AFFILIATES, CONTROLLING PERSONS, AGENTS, ADVISORS OR REPRESENTATIVES THAT ARE NOT EXPRESSLY SET FORTH IN Article 3 OF THIS AGREEMENT AND THE SPECIAL WARRANTY OF TITLE MADE BY SELLER IN THE CONVEYANCE INSTRUMENT, WHETHER OR NOT ANY SUCH REPRESENTATIONS, WARRANTIES OR STATEMENTS WERE MADE IN WRITING OR ORALLY;
(b)ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES THAT ARE EXPRESSLY SET FORTH IN ARTICLE 3 OF THIS AGREEMENT AND THE SPECIAL WARRANTY OF TITLE MADE BY SELLER IN THE CONVEYANCE INSTRUMENT, NONE OF SELLER OR ANY OF ITS DIRECTORS, OFFICERS, EQUITYHOLDERS, EMPLOYEES, AFFILIATES, CONTROLLING PERSONS, AGENTS, ADVISORS OR REPRESENTATIVES MAKES OR HAS MADE ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE ACCURACY OR COMPLETENESS OF ANY OF THE INFORMATION PROVIDED OR MADE AVAILABLE TO BUYER OR ITS DIRECTORS, OFFICERS, EMPLOYEES, AFFILIATES, CONTROLLING PERSONS, AGENTS OR REPRESENTATIVES, INCLUDING ANY INFORMATION, DOCUMENT OR MATERIAL PROVIDED OR MADE AVAILABLE, OR STATEMENTS MADE, TO BUYER (INCLUDING ITS DIRECTORS, OFFICERS, EMPLOYEES, AFFILIATES, CONTROLLING PERSONS, ADVISORS, AGENTS OR REPRESENTATIVES) IN DATA ROOMS, MANAGEMENT PRESENTATIONS OR SUPPLEMENTAL DUE DILIGENCE INFORMATION PROVIDED TO BUYER (INCLUDING ITS DIRECTORS, OFFICERS, EMPLOYEES, AFFILIATES, CONTROLLING PERSONS, ADVISORS, AGENTS OR REPRESENTATIVES) IN CONNECTION WITH DISCUSSIONS OR ACCESS TO MANAGEMENT OF SELLER OR ANY OF ITS AFFILIATES OR IN ANY OTHER FORM IN EXPECTATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (COLLECTIVELY, “DUE DILIGENCE INFORMATION”);
(c)ACKNOWLEDGES AND AGREES THAT (I) THE DUE DILIGENCE INFORMATION INCLUDES CERTAIN PROJECTIONS, ESTIMATES AND OTHER FORECASTS, AND CERTAIN BUSINESS PLAN INFORMATION, (II) THERE ARE UNCERTAINTIES INHERENT IN ATTEMPTING TO MAKE SUCH PROJECTIONS, ESTIMATES AND OTHER FORECASTS AND PLANS AND BUYER IS FAMILIAR WITH SUCH UNCERTAINTIES AND (III) BUYER IS TAKING FULL RESPONSIBILITY FOR MAKING ITS OWN EVALUATION OF THE ADEQUACY AND ACCURACY OF ALL PROJECTIONS, ESTIMATES AND OTHER FORECASTS AND PLANS SO FURNISHED TO IT AND ANY USE OF OR RELIANCE BY BUYER ON SUCH PROJECTIONS, ESTIMATES AND OTHER FORECASTS AND PLANS SHALL BE AT ITS SOLE RISK; AND

(d)AGREES, TO THE FULLEST EXTENT PERMITTED BY LAW, THAT NONE OF SELLER OR ANY OF ITS DIRECTORS, OFFICERS, EQUITYHOLDERS, EMPLOYEES, AFFILIATES, CONTROLLING PERSONS, AGENTS, ADVISORS OR REPRESENTATIVES SHALL HAVE ANY LIABILITY OR RESPONSIBILITY WHATSOEVER TO BUYER OR ITS DIRECTORS, OFFICERS, SHAREHOLDERS, EMPLOYEES, AFFILIATES, CONTROLLING PERSONS, AGENTS, ADVISORS OR REPRESENTATIVES ON ANY BASIS (INCLUDING IN CONTRACT OR TORT, UNDER FEDERAL OR STATE SECURITIES LAWS OR OTHERWISE) RESULTING FROM THE DISTRIBUTION TO BUYER, OR BUYER’S USE OF, ANY DUE DILIGENCE INFORMATION; PROVIDED, THAT NEITHER THE FOREGOING WAIVER, NOR ANYTHING IN THIS SECTION 4.9, SECTION 4.10 BELOW, OR ANY OTHER PROVISION OF THIS AGREEMENT, SHALL LIMIT, RESTRICT, OR OTHERWISE AFFECT BUYER’S RIGHTS RELATING TO THE EXPRESS REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT.
4.10Limitations. EXCEPT FOR Seller’S representations and warranties set forth in ARTICLE 3 AND THE SPECIAL WARRANTY OF TITLE TO BE MADE BY SELLER IN THE Conveyance Instrument, SELLER EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY (EXPRESS, IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE) AS TO (a) TITLE OF THE CONVEYED ASSETS; (b) PRODUCTION RATES, DECLINE RATES, THE QUALITY, QUANTITY OR VOLUME OF THE RESERVES OF MINERALS, IF ANY, ATTRIBUTABLE TO SELLER’S INTEREST IN ANY OF THE CONVEYED ASSETS; (c) ANY TAX ATTRIBUTES RELATING TO THE CONVEYED ASSETS; (d) THE CONTENTS, CHARACTER, NATURE, ACCURACY, COMPLETENESS OR MATERIALITY OF ANY RECORDS, INFORMATION, DATA OR OTHER MATERIALS (WRITTEN OR ORAL) NOW, HERETOFORE OR HEREAFTER FURNISHED TO BUYER BY OR ON BEHALF OF SELLER, INCLUDING (i) ANY DESCRIPTIVE MEMORANDUM, OR ANY REPORT OF ANY PETROLEUM ENGINEERING CONSULTANT, OR ANY GEOLOGICAL OR SEISMIC DATA OR INTERPRETATION, RELATING TO THE CONVEYED ASSETS, (ii) ANY DESCRIPTIVE MEMORANDUM, REPORTS, BROCHURES, CHARTS OR STATEMENTS PREPARED BY THIRD PARTIES, AND (iii) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE OR COMMUNICATED TO BUYER OR ITS AFFILIATES, OR ITS OR THEIR EMPLOYEES, AGENTS, OFFICERS, DIRECTORS, MEMBERS, MANAGERS, CONSULTANTS, REPRESENTATIVES OR ADVISORS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY DISCUSSION OR PRESENTATION RELATING THERETO; (e) THE ENVIRONMENTAL CONDITION AND OTHER CONDITION OF THE CONVEYED ASSETS AND ANY POTENTIAL LIABILITY ARISING FROM OR RELATED TO THE CONVEYED ASSETS; AND (f) ANY ESTIMATES OF THE VALUE OF THE CONVEYED ASSETS OR FUTURE PROCEEDS THEREFROM, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES THAT BUYER SHALL BE DEEMED TO BE OBTAINING THE CONVEYED ASSETS IN THEIR PRESENT STATUS AND CONDITION “AS IS” AND “WHERE IS”, WITH ALL FAULTS AND DEFECTS, AND THAT BUYER HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS BUYER DEEMS APPROPRIATE.  EXCEPT FOR SELLER’S REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 3.14, (X) SELLER HAS NOT AND WILL NOT MAKE ANY REPRESENTATION

OR WARRANTY REGARDING ANY MATTER OR CIRCUMSTANCE RELATING TO ENVIRONMENTAL LAWS THE RELEASE OF MATERIALS INTO THE ENVIRONMENT OR THE PROTECTION OF HUMAN HEALTH, SAFETY, NATURAL RESOURCES OR THE ENVIRONMENT, OR ANY OTHER ENVIRONMENTAL CONDITION OF THE CONVEYED ASSETS, AND (Y) BUYER SHALL BE DEEMED TO BE TAKING THE CONVEYED ASSETS “AS IS” AND “WHERE IS” WITH ALL FAULTS FOR PURPOSES OF THEIR ENVIRONMENTAL CONDITION AND THAT BUYER HAS MADE OR CAUSED TO BE MADE SUCH ENVIRONMENTAL INSPECTIONS AS BUYER DEEMS APPROPRIATE.  THE PARTIES HEREBY ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED BY SOPHISTICATED COUNSEL IN CONNECTION WITH THE NEGOTIATION AND EXECUTION OF THIS AGREEMENT, INCLUDING THIS SECTION 4.10, AND THE TRANSACTIONS CONTEMPLATED HEREBY.  SELLER AND BUYER AGREE THAT, TO THE EXTENT REQUIRED BY LAW TO BE EFFECTIVE, THE DISCLAIMERS OF CERTAIN WARRANTIES CONTAINED IN THIS SECTION 4.10 ARE “CONSPICUOUS” DISCLAIMERS FOR THE PURPOSES OF ANY LAW, RULE OR ORDER.  NOTHING IN SECTION 4.9 OR THIS SECTION 4.10 SHALL OPERATE TO RELIEVE SELLER OF ANY LIABILITY TO BUYER FOR FRAUD (AS DEFINED IN THIS AGREEMENT), PROVIDED THAT SELLER IS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION TO HAVE COMMITTED FRAUD AGAINST BUYER RELATED TO THIS AGREEMENT.

Article 5
Covenants
5.1Records.  Seller, at Buyer’s cost and expense, shall deliver originals (if available, and otherwise copies) of all Records to Buyer (FOB Seller’s office) within 30 days after the Closing.  With respect to any original Records delivered to Buyer, (a) Seller shall be entitled to retain copies of such Records, and (b) Buyer shall preserve and retain any such original Records for at least seven (7) years beyond the Closing Date, during which seven (7)- year period Seller shall be entitled to obtain access to such Records, at reasonable business hours and upon prior notice to Buyer, so that Seller may make copies of such original Records, at its own expense, including as may be reasonable or necessary for Tax purposes or in connection with any Proceeding or threatened Proceeding against Seller.
5.2Further Assurances.  Subject to the terms and conditions of this Agreement, each Party will (a) use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or desirable, under applicable Law or otherwise, to consummate the transactions contemplated by this Agreement and (b) from and after Closing, execute and deliver such other documents, and take such other actions as may be reasonably requested by the other Party in order to carry out the purposes of this Agreement and the other Transaction Documents executed or delivered at Closing in accordance with their respective terms, including revisions of the legal description of the Conveyed Assets suggested by Buyer in good faith, to the extent reasonably necessary to facilitate the proper recording of the Conveyance Instrument in each relevant jurisdiction and to give effect to the conveyance of the Conveyed Assets contemplated by this Agreement and the other Transaction Documents.  The Parties agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement in accordance with the terms hereof.

5.3Fees and Expenses.  Except as otherwise provided in this Agreement, all fees and expenses, including fees and expenses of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such fee or expense.
5.4No Commission. The Parties acknowledge and agree that the transactions contemplated by this Agreement shall not create any obligation of Buyer or its Affiliates to pay Seller or its Affiliates any referral fee under that certain Referral Services Agreement dated December 19, 2025, between Evolution Petroleum Corporation and Covenant Royalties, LLC and any future fees or compensation payable thereunder shall be governed by the terms thereof.
5.5Confidentiality. Each of Buyer and Seller acknowledges that, in connection with the transactions contemplated by this Agreement, it and its respective Representatives may receive confidential or other non-public information of the other party or its Affiliates. Each Party shall maintain the confidentiality of such information and shall not disclose such information to any Third Party, except to the extent such information must be used for disclosures otherwise made in satisfaction of any obligations under this Agreement, to enforce any rights under this Agreement or under any other document or agreement related hereto, or as otherwise required by Law. Notwithstanding the foregoing, Buyer and its Representatives may disclose information relating to the Conveyed Assets, including information obtained through Buyer’s title review and due diligence, to the extent reasonably necessary to evaluate, finance, acquire, own, operate, develop or dispose of the Conveyed Assets. If Closing occurs, the foregoing confidentiality restrictions shall terminate except as to (a) the Excluded Assets and (c) information related to assets other than the Conveyed Assets.
5.6Upstream Acquisition Rights. Seller acknowledges that Seller is acquiring the Conveyed Assets pursuant to that certain Option Agreement to Purchase Minerals dated as of May 20, 2026 between Seller and Jackie Scroggins and Johnny Vinson, II (the “Upstream Acquisition Agreement”), prior to or concurrently with the Closing contemplated hereby. Effective as of the Closing, Seller shall assign, transfer and convey to Buyer, to the fullest extent assignable, all of Seller’s right, title and interest in and to all rights, claims, causes of action, remedies, representations, warranties, indemnities, covenants and other benefits arising under or relating to the Upstream Acquisition Agreement, the conveyance instruments delivered pursuant thereto and any other agreements, instruments or documents executed or delivered in connection therewith, in each case to the extent relating to the Conveyed Assets (collectively, the “Upstream Rights”), including all rights and remedies relating to title, ownership, working interests, net revenue interests, Burdens, environmental matters, Taxes, operations, proceeds and the condition of the Conveyed Assets. Seller shall not, prior to or following the Closing, waive, release, amend, modify, compromise, settle or otherwise impair any such Upstream Right without Buyer’s prior written consent. To the extent any Upstream Right is not assignable or transferable to Buyer, Seller shall hold such Upstream Right for the benefit of Buyer and, at Buyer’s reasonable request and direction, take such actions as Buyer may reasonably request to preserve, assert and enforce such Upstream Right for the benefit of Buyer. Seller shall promptly remit or transfer to Buyer any amounts, property or other benefits received by Seller with respect to any Upstream Right, in each case to the extent attributable to the Conveyed Assets. Seller shall execute and deliver such further assignments, instruments and other documents and take such further actions as Buyer may reasonably request to evidence, perfect, preserve or enforce the assignment of the Upstream Rights or otherwise provide Buyer with the benefits thereof.  Notwithstanding anything to the contrary contained herein, Buyer does not assume, and shall not be deemed to have assumed, any obligation or liability of Seller under the Upstream Acquisition Agreement or any agreement, instrument or document executed or delivered in connection therewith solely by reason of the assignment of the Upstream Rights, except to the extent expressly assumed by Buyer pursuant to this Agreement. The assignment of the Upstream Rights and Buyer’s rights with respect thereto are cumulative of, and shall not limit, modify, satisfy or otherwise affect, any representation, warranty, covenant, indemnity or other obligation or liability of Seller under this Agreement or any Conveyance Instrument. Buyer shall have no obligation to pursue or exhaust any Upstream Right or seek recovery from any other Person as a condition to exercising any right or remedy against Seller under this Agreement or any Conveyance Instrument.
5.7Upstream Acquisition Covenant. Seller shall timely perform and comply in all material respects with its obligations under the Upstream Acquisition Agreement and shall use commercially reasonable efforts to satisfy the conditions to, and consummate, the acquisition of the Conveyed Assets thereunder prior to or concurrently with the Closing. Seller shall not terminate the Upstream Acquisition Agreement, waive any material condition or right thereunder, or amend, modify or supplement the Upstream Acquisition Agreement in any manner that could adversely affect the Conveyed Assets or Buyer’s rights or benefits under this Agreement without Buyer’s prior written consent.
Article 6
Tax Matters
6.1Responsibility for Filing Tax Returns and Paying Taxes.  After the Closing Date, and except with respect to Asset Taxes paid by Third Party operators, Buyer shall (a) be responsible for paying any Asset Taxes for any (i) Tax period that ends before the Closing Date or (ii) Straddle Period, in each case, that become due and payable after the Closing Date and shall file with the appropriate Governmental Authority any and all Tax Returns required to be filed after the Closing Date with respect to such Asset Taxes, (b) prepare each such Tax Return in a manner that is consistent with the past custom and practice of Seller, except to the extent otherwise required by applicable Law, (c) submit each such Tax Return to Seller Representative for its review and comment reasonably in advance of the due date therefor, and (d) timely file any such Tax Return, incorporating any reasonable comments received from Seller Representative, prior to the due date therefor.  Except with respect to Asset Taxes paid by Third Party operators, Seller shall (a) be responsible for paying any Asset Taxes that become due and payable after the Execution Date but on or prior to the Closing Date and shall file with the appropriate Governmental Authority any and all Tax Returns required to be filed after the Execution Date but on or prior to the Closing Date and (b) timely file any such Tax Return that is due after the Execution Date but on or prior to the Closing Date prior to the due date therefor.  The Parties agree that (i) this Section 6.1 is intended to solely address the timing and manner in which certain Tax Returns relating to Asset Taxes are filed and the Asset Taxes shown thereon are paid to the applicable taxing authority, and (ii) nothing in this Section 6.1 shall be interpreted as altering the manner in which Asset Taxes are allocated to and economically borne by the Parties (except for any penalties, interest or additions to Tax imposed as a result of any breach by a Party of its obligations under this Section 6.1, which shall be borne by the breaching Party).

6.2Asset Taxes.
(a)Seller shall be allocated and bear all Asset Taxes attributable to (i) any Tax period ending prior to the Effective Time and (ii) the portion of any Straddle Period ending immediately prior to the Effective Time.  Buyer shall be allocated and bear all Asset Taxes attributable to (A) any Tax period beginning at or after the Effective Time and (B) the portion of any Straddle Period beginning at the Effective Time.
(b)For purposes of determining the allocations described in Section 6.2(a), (i) Asset Taxes that are attributable to the severance or production of Hydrocarbons (other than such Asset Taxes described in clause (iii) below) shall be allocated based on actual severance or production occurring before the Effective Time (which shall be Seller’s responsibility) and from and after the Effective Time (which shall be Buyer’s responsibility); (ii) Asset Taxes that are based upon or related to sales or receipts or imposed on a transactional basis (other than such Asset Taxes described in clause (i) or (iii)) shall be allocated based on transactions giving rise to such Asset Taxes occurring before the Effective Time (which shall be Seller’s responsibility) and from and after the Effective Time (which shall be Buyer’s responsibility); and (iii) Asset Taxes that are ad valorem, property or other Asset Taxes imposed on a periodic basis pertaining to the Straddle Period shall be allocated pro rata per day between the portion of the Straddle Period ending on the day immediately prior to the Effective Time (which shall be Seller’s responsibility); provided that, for purposes of the calculations in this Section 6.2(b), (x) exemptions, allowances, or deductions that are calculated on an annual basis shall be allocated between the period ending immediately prior to the Effective Time and the period beginning on the Effective Time in proportion to the number of calendar days in each period and (y) the taxable period in respect of a particular real property Tax, personal property Tax, or any other similar ad valorem obligation shall begin on the date on which ownership of the applicable Conveyed Assets gives rise to liability for the particular Asset Tax and shall end on the day before the next such date.  For the avoidance of doubt, each Party shall be responsible for its own Income Taxes.
(c)To the extent the actual amount of an Asset Tax is not known at the time an adjustment is to be made with respect to such Asset Tax pursuant to Section 2.3 or Section 2.6, as applicable, the Parties shall utilize the most recent information available in estimating the amount of such Asset Tax for purposes of such adjustment.  To the extent the actual amount of an Asset Tax (or the amount thereof paid or economically borne by a Party) upon filing the Tax return is different than the amount (if any) that was taken into account in the Final Closing Statement as finally determined pursuant to Section 2.6, timely payments will be made from one Party to the other to the extent necessary to cause each Party to bear the amount of such Asset Tax that is allocable to such Party under this Section 6.2.
6.3Transfer Taxes.  Buyer shall be responsible for and pay (a) if applicable, any state or local transfer, sales, use, stamp, registration or other similar Taxes resulting from the transactions contemplated by this Agreement (collectively, “Transfer Taxes”) and (b) all required filing and recording fees and expenses in connection with the filing and recording of the assignments, conveyances or other instruments required to convey title to the Conveyed Assets to

Buyer.  Seller and Buyer shall use commercially reasonable efforts to cooperate in good faith to minimize, to the extent permissible under applicable Law, the amount of any such Transfer Taxes.

6.4Cooperation.  Buyer and Seller shall cooperate, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns, seeking and obtaining any refund or offset in respect of any Tax, and any audit, administrative or judicial Tax proceeding, litigation or other Proceeding, in each case, with respect to Taxes attributable to the Conveyed Assets.  Such cooperation shall include the retention and (upon the other Party’s request and reasonable expense) the provision of records and information that are reasonably relevant to any such audit, administrative or judicial Tax proceeding, litigation or other Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.  Buyer agrees (a) to retain all books and records with respect to Tax matters pertinent to the Conveyed Assets relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Seller, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (b) to give Seller reasonable written notice prior to transferring, destroying or discarding any such books and records and, if Seller so requests, allow Seller to take possession of such books and records.
6.5Post-Closing Covenants.  Without the prior written consent of the Seller (which shall not be unreasonably conditioned, withheld or delayed) and except as required under applicable Tax law, Buyer shall not (a) extend or waive the applicable statute of limitations with respect to Asset Taxes for a Pre-Closing Tax Period; (b) file any ruling or request with any taxing authority with respect to Asset Taxes or related Tax Returns for a Pre-Closing Tax Period; (c) enter into any voluntary disclosure with any taxing authority with respect to Asset Taxes or related Tax Returns for a Pre-Closing Tax Period; (d) amend any Tax Return with respect to Asset Taxes for a Pre-Closing Tax Period; (e) settle or compromise any audit, examination, Proceeding or proposed adjustments with respect to Asset Taxes for a Pre-Closing Tax Period or (f) make any Tax election that relates to, or is retroactive to, a Pre-Closing Tax Period with respect to Asset Taxes, in each case, if such action would reasonably be expected to result in additional Taxes for which Seller is responsible under this Agreement.
6.6Refunds.  Seller shall be entitled to any refunds of, credits in respect of, or similar offset in respect of any Asset Taxes allocated under Section 6.2 to and borne by Seller, and Buyer shall be entitled to any refunds of any Asset Taxes allocated under Section 6.2 to and borne by Seller.  If a Party or its Affiliates receives a refund of Asset Taxes to which the other Party is entitled pursuant to this Section 6.6, such recipient Party shall forward to the entitled Party the amount of such refund including any interest thereon within 15 days after such refund is received, net of any reasonable costs or expenses incurred by such recipient Party in procuring such refund.
6.7Tax Contests.  If, after the Closing Date, Buyer or Seller receives written notice of any pending or threatened audits, administrative or judicial proceedings, adjustments, claims, examinations, assessments, or other proceedings with respect to any Asset Tax or Tax Return with respect to Asset Taxes related to any taxable period ending prior to the Effective Time or any Straddle Period (in each case, a “Tax Contest”), Buyer, on the one hand, and Seller, on the other hand, shall notify Seller or Buyer, as the case may be, within ten (10) Business Days of receipt of such notice.  Buyer shall control any Tax Contest; provided, however, that the failure of Buyer to provide such notice will not relieve Seller of its obligations under this Agreement unless Seller is actually prejudiced thereby; provided, further, that Seller shall have the option, at Seller’s sole cost and expense, to assume control, in lieu of Buyer, of any Tax Contest that reasonably would be expected to give rise to any Tax liability for any Seller under applicable Law or this Agreement.  Seller may exercise such option by providing written notice to Buyer within ten (10) Business Days of receiving notice of such a Tax Contest from Buyer.  The Party that is in control of any Tax Contest pursuant to the terms of this Section 6.7 shall (i) keep the non-controlling Party reasonably informed of the progress of such Tax Contest, (ii) permit the non-controlling Party (or the non-controlling Party’s counsel) to participate, at the non-controlling Party’s sole cost and expense, in such Tax Contest, including in meetings with the applicable Governmental Authority, and (iii) not settle, compromise and/or concede any portion of such Tax Contest without the prior written consent of the non-controlling Party, which consent shall not be unreasonably withheld, conditioned or delayed.  If there ever is a conflict between this Section 6.7 and Section 8.4, then, notwithstanding anything in the Agreement to the contrary, this Section 6.7 shall govern and control.

6.8Tax Treatment.  All payments made to any Seller or by Buyer pursuant to Section 2.3, Section 2.6, this Article 6, or Article 8 shall be treated by the Parties (and their respective affiliates) as an adjustment to the purchase price hereunder for all applicable tax purposes to the extent permitted by applicable Law, unless otherwise required pursuant to a “determination” (as defined in Section 1313(a) of the Code) or other similar or corresponding Law.
Article 7
Title Matters
7.1Special Warranty.  The Conveyance Instrument delivered at Closing contains a special warranty of title to the Conveyed Assets, by through and under Seller and its Affiliates unto Buyer and its successors and assigns against every Person whomsoever lawfully claiming or to claim the same or any part thereof by, through or under Seller or its Affiliates, but not otherwise, subject, however, to the Permitted Encumbrances.  Buyer’s recovery under any claim under the special warranty of title contained in the Conveyance Instrument shall in no event exceed the Allocated Value of the affected Conveyed Asset.  As used in this Agreement, “Allocated Value” means the dollar value set forth on Exhibit B for each Tract identified on Exhibit B.
7.2Acceptance of Title Condition; Sole and Exclusive Remedy. ABSENT FRAUD BY SELLER AND EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF SELLER THAT ARE EXPRESSLY SET FORTH IN Article 3 AND THE SPECIAL WARRANTY IN THE CONVEYANCE INSTRUMENT, BUYER REPRESENTS AND WARRANTS THAT IT HAS FULLY INSPECTED THE CONVEYED ASSETS AND WILL ACCEPT THE CONVEYED ASSETS AT CLOSING IN THEIR PRESENT CONDITION, “AS IS AND WHERE IS AND WITH ALL FAULTS.”  BUYER ACKNOWLEDGES AND AGREES THAT THE ONLY REPRESENTATIONS AND COVENANTS BEING MADE BY SELLER WITH RESPECT TO SELLER’S TITLE AND RIGHTS TO THE CONVEYED ASSETS AND OTHERWISE IN CONNECTION WITH TITLE MATTERS TO THE CONVEYED ASSETS ARE SET FORTH IN ARTICLE 3, THIS ARTICLE 7 OR THE CONVEYANCE INSTRUMENT, AND BUYER’S SOLE AND EXCLUSIVE REMEDY WITH RESPECT TO TITLE TO THE CONVEYED ASSETS FROM AND AFTER THE CLOSING, SHALL BE

SUBJECT TO ANY LIMITATIONS CONTAINED HEREIN, PURSUANT TO THE CONTRACTUAL SPECIAL WARRANTY OF TITLE SET FORTH IN THE CONVEYANCE INSTRUMENT; PROVIDED THAT, BUYER’S RECOVERY UNDER ANY CLAIM UNDER THE SPECIAL WARRANTY OF TITLE CONTAINED IN THE CONVEYANCE INSTRUMENT SHALL IN NO EVENT EXCEED THE ALLOCATED VALUE OF THE AFFECTED CONVEYED ASSET.

Article 8
Assumed Obligations; Indemnification
8.1Assumed Obligations.  Without limiting Buyer’s rights to indemnity under Section 8.2, upon the consummation of the Closing, Buyer assumes and hereby agrees to fulfill, perform, pay and discharge (or cause to be fulfilled, performed, paid and discharged) all obligations and liabilities, known or unknown, arising from, based upon, or related to the Conveyed Assets (including the ownership or operation thereof), whether arising before, on or after the Effective Time (collectively, the “Assumed Obligations”).
8.2Seller’s Indemnification.  Upon the consummation of the Closing, Seller agrees to pay, defend, indemnify, reimburse and hold harmless Buyer, its Affiliates and its and their respective directors, partners, members, owners, managers, officers, agents, attorneys and employees (the “Buyer Indemnified Parties”) for, from and against any Loss incurred, suffered, paid by or resulting to any of the Buyer Indemnified Parties and which results from, arises out of or in connection with, is based upon, or exists by reason of the following: (a) any breach of or default in any representation or warranty of Seller set forth in Article 3, (b) failure by Seller to perform or observe any covenant, agreement or obligation set forth in this Agreement, and (c) the Specified Obligations.
8.3Buyer’s Indemnification.  Upon the consummation of the Closing, Buyer hereby agrees to pay, defend, indemnify, reimburse and hold harmless Seller, its Affiliates and their respective directors, partners, members, owners, managers, officers, agents, attorneys and employees (the “Seller Indemnified Parties”) for, from and against any Loss incurred, suffered, paid by or resulting to any of the Seller Indemnified Parties and which results from, arises out of or in connection with, is based upon, or exists by reason of the following: (a) any breach of or default in any representation or warranty of Buyer set forth in Article IV; (b) any failure by Buyer to perform or observe any covenant, agreement or obligation set forth in this Agreement; and (c) any of the Assumed Obligations.
8.4Indemnification Procedures.
(a)If a Buyer Indemnified Party or Seller Indemnified Party (each, an “Indemnified Party”) has suffered or incurred any Loss and seeks indemnification under this Article 8, the Indemnified Party shall so notify the Party from whom indemnification is sought (such Party, the “Indemnifying Party”) promptly in writing describing the event giving rise to such Loss, the basis upon which indemnification is being sought hereunder, the amount estimated of such Loss (if known or reasonably capable of estimation), and a method of computation of such Loss, all with reasonable particularity and containing a reference to one or more provisions of this Agreement in respect of such Loss (the “Indemnification Notice”); provided that the failure of any

Indemnified Party to so notify the Indemnifying Party shall not relieve the Indemnifying Party from liability hereunder (i) except to the extent the Indemnifying Party shall have been actually prejudiced thereby or (ii) such notification is received after the termination of the applicable survival period.
(b)In the event that any claim, demand, or cause of action is brought by a Third Party for which an Indemnifying Party may be liable to an Indemnified Party hereunder or any Proceeding is commenced by a Third Party involving such claim, demand or cause of action (a “Third Party Claim”), the Indemnified Party shall promptly, and in any event if practicable within 30 days after receiving written notice of such Third Party Claim, deliver to the Indemnifying Party an Indemnification Notice informing the Indemnifying Party of such Third Party Claim (the “Claim Notice”); provided that the failure of any Indemnified Party to so promptly notify the Indemnifying Party shall not relieve the Indemnifying Party from liability hereunder (i) except to the extent the Indemnifying Party shall have been actually prejudiced thereby or (ii) such notification is received after the termination of the applicable survival period.  The Indemnifying Party shall have 30 days (or such shorter period if the nature of the claim so requires) from its receipt of the Claim Notice (the “Notice Period”) to notify the Indemnified Party whether or not the Indemnifying Party desires, by counsel of its own choosing, to defend against such Third Party Claim at its sole cost and expense.  If the Indemnifying Party undertakes to defend against such Third Party Claim (which undertaking shall not constitute an admission or agreement that the Indemnifying Party is obligated to indemnify the Indemnified Party hereunder in respect of such matter): (A) the Indemnifying Party shall use its reasonable efforts to defend and protect the interests of the Indemnified Party with respect to such Third Party Claim, (B) the Indemnifying Party shall keep the Indemnified Party reasonably informed of the material developments in the Third Party Claim at all stages therefor and promptly submit to the Indemnified Party copies of all legal documents received or filed in connection therewith and (C) the Indemnifying Party shall not consent to any settlement without the prior written consent of the Indemnified Party that (1) does not contain an unconditional release of the Indemnified Party from the subject matter of the settlement or (2) imposes an injunction or other equitable relief upon the Indemnified Party.  Notwithstanding the foregoing, in any event, the Indemnified Party shall have the right to control, pay or settle any Third Party Claim that the Indemnifying Party shall have undertaken to defend so long as the Indemnified Party shall also waive any right to indemnification therefor by the Indemnifying Party.  If the Indemnifying Party undertakes to defend against such Third Party Claim, the Indemnified Party shall reasonably cooperate with the Indemnifying Party and its counsel in the investigation, at Indemnifying Party’s expense, defense, and settlement thereof (but shall not be required to bring counter-claims or cross-claims against any Person); provided, however, that such Indemnified Party shall be entitled to participate in any such defense with separate counsel reasonably acceptable to Indemnifying Party at the expense of Indemnifying Party if in the reasonable opinion of both counsel to the Indemnified Party and counsel to the Indemnifying Party (or, if they disagree, of an independent counsel acceptable to each of them) a conflict or potential conflict exists between the Indemnified Party and the Indemnifying Party that would make such separate representation necessary; provided, further, that the Indemnifying Party shall not be required to pay for more than one such counsel (plus any appropriate local counsel) for all Indemnified Parties in connection with any single Third Party Claim or a series of related Third Party Claims.  Notwithstanding anything to the contrary in this Section 8.4, the Indemnifying Party shall not be entitled to defend, assume or continue to assume the defense or settlement of, or to consent to the settlement or compromise of, any Third Party Claim (which in each case, shall be controlled solely by the Indemnified Party unless otherwise consented to in writing by the Indemnified Party) if (x) the claim seeks injunctive or equitable relief against the Indemnified Party or (y) the claim relates to a criminal action or involves claims by a Governmental Authority.
(c)If the Indemnifying Party does not undertake within the Notice Period to assume the defense of any such Third Party Claim, the Indemnifying Party shall nevertheless have the right to participate in any such defense at its sole cost and expense, but, in such case, the Indemnified Party shall control the investigation and defense of such Third Party Claim.  Under no circumstances will the Indemnifying Party have any liability in connection with any settlement, compromise, discharge or any Proceeding that is entered into without its prior consent, such consent not to be unreasonably withheld, conditioned, or delayed.  The Indemnified Party and the Indemnifying Party agree to make available to each other, their respective counsel and other Representatives, all information and documents (at no cost to the Indemnifying Party, other than for reasonable out-of-pocket expenses of the Indemnified Party) that are reasonably available to such party and reasonably required in connection with the defense against a Third Party of any indemnification claim brought under this Article 8 (but excluding any documents subject to attorney-client privilege or relating to any dispute between the Parties as to the availability of indemnification hereunder).  The Indemnified Party, the Indemnifying Party and each of their respective employees also agree to render to each other such assistance and cooperation as may reasonably be required to ensure the proper and adequate defense of such claim or demand.
(d)Any indemnification with respect to any claim pursuant to this Article 8 shall be effected by wire transfer of immediately available funds from the Indemnifying Party to an account designated in writing by the applicable indemnitee within ten Business Days after a final determination thereof.
(e)To the extent the provisions of this Section 8.4 are inconsistent with Section 6.7, Section 6.7 shall control.
8.5Certain Limitations on Indemnity Obligations.
(a)Except for breaches of the Fundamental Representations and any indemnification rights related thereto, no individual claim of Buyer or the Buyer Indemnified Parties pursuant to Section 8.2(a) shall be made hereunder unless such individual claim exceeds an amount equal to $100,000 (the “Individual Claim Threshold”), and then only to the extent the aggregate amount of such claims in excess of the Individual Claim Threshold exceeds one percent (1%) of the Base Purchase Price (the “Indemnity Deductible”).  Except for breaches of the Fundamental Representations or the representations and warranties set forth in Section 3.5 and any indemnification rights related thereto, and except for claims for breach of the special warranty in the Conveyance Instruments, if the total amount of all of Buyer’s or the Buyer Indemnified Parties’ individual claims which exceed the Individual Claim Threshold exceed the Indemnity Deductible, then Seller’s obligations under Section 8.2(a) shall be limited to the amount by which the aggregate amount of such individual claims which exceed the Individual Claim Threshold exceeds the Indemnity Deductible.
(b)Except for breaches of the Fundamental Representations or the representations and warranties set forth in Section 3.5 and any indemnification rights related thereto and except for claims for breach of the special warranty in the Conveyance Instrument, in no event will Seller’s aggregate liability under Section 8.2(a) exceed ten percent (10%) of the Base Purchase Price. Notwithstanding the foregoing, in no event will Seller’s aggregate liability under this Agreement exceed one hundred percent (100%) of the Purchase Price.
(c)The amount of any indemnification provided under Sections 8.2 and 8.3 shall be net of any amounts actually recovered by the Indemnified Party under insurance policies.
(d)Notwithstanding anything to the contrary contained in this Agreement, and without limiting the special warranty of title in the Conveyance Instrument, this Article 8 contains the Parties’ exclusive remedy against each other with respect to breaches of this Agreement, the covenants and agreements pursuant to the terms of this Agreement, including all Losses relating to title matters (including any title defects).  Except for the remedies contained in this Article 8 and without limiting the special warranty of title in the Conveyance Instrument, the Parties on their own behalf and on behalf of each of the other Buyer Indemnified Parties and Seller Indemnified Parties, respectively, and each of their respective insurers and successors in interest releases, waives, remises and forever discharges the Seller Indemnified Parties and Buyer Indemnified Parties, respectively, from any and all Losses, in Law or in equity, known or unknown, which such parties might now or subsequently may have, based on, relating to or arising out of this Agreement or ownership of the Conveyed Assets, EVEN IF CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT, BUT EXCLUDING WILLFUL MISCONDUCT), OF ANY RELEASED PERSON.
(e)Notwithstanding anything stated herein to the contrary, Seller will not have any liability to Buyer or Buyer Indemnified Parties and Buyer will not have any liability to Seller or Seller Indemnified Parties under this Article 8 with respect to any item for which a specific adjustment has already been made to the Purchase Price or payment made under the terms of this Agreement.
(f)Any claim for indemnity to which a Seller Indemnified Party or Buyer Indemnified Party is entitled must be asserted by and through Seller or Buyer, as applicable.
(g)Subject to the terms of this Agreement, each Indemnified Party shall make commercially reasonable efforts to recover, mitigate or minimize all Losses upon and after becoming aware of any event or condition which would reasonably be expected to give rise to any Losses that are indemnifiable under to this Agreement.
8.6Extent of Indemnification.  WITHOUT LIMITING OR ENLARGING THE SCOPE OF THE INDEMNIFICATION, DEFENSE AND ASSUMPTION PROVISIONS SET FORTH IN THIS AGREEMENT, TO THE FULLEST EXTENT PERMITTED BY LAW, AN INDEMNIFIED PERSON SHALL BE ENTITLED TO INDEMNIFICATION HEREUNDER IN ACCORDANCE WITH THE TERMS OF SECTIONS 8.2 OR 8.3, REGARDLESS OF WHETHER THE ACT, OCCURRENCE OR CIRCUMSTANCE GIVING RISE TO ANY SUCH INDEMNIFICATION OBLIGATION IS THE RESULT OF THE ACTIVE, PASSIVE, CONCURRENT OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY, BREACH OF DUTY (STATUTORY OR OTHERWISE), OR OTHER FAULT OR VIOLATION OF ANY LAW OF OR BY ANY SUCH INDEMNIFIED PERSON, PROVIDED THAT NO SUCH

INDEMNIFICATION SHALL BE APPLICABLE TO THE EXTENT OF ANY GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE INDEMNIFIED PERSON.

8.7Survival.  The survival periods for the various representations, warranties, covenants and agreements contained herein shall be as follows: (a) Seller’s Fundamental Representations shall survive the Closing for five years; (b)  all of Seller’s representations and warranties other than Fundamental Representations shall survive the Closing for twelve (12) months; (c) Buyer’s representations and warranties shall survive the Closing for five years; (d) all covenants and agreements of the Parties in Article 6 shall survive the Closing until 30 days after the expiration of the applicable statute of limitations; and (e) all other covenants and agreements of the Parties (i) that are required to be performed at or prior to Closing shall survive the Closing for 6 months and (ii) that are required to performed after the Closing shall survive until fully performed.  Representations, warranties, covenants and agreements shall be of no further force and effect after the date of their expiration, provided that there shall be no termination of any bona fide claim asserted pursuant to this Agreement with respect to such a representation, warranty, covenant or agreement prior to its expiration date prescribed herein.  The indemnities (A) in Section 8.3(c) shall survive from and after the Closing without time limit, and (B) in Section 8.2(c) shall survive the Closing until thirty (30) days after the expiration of the applicable statute of limitations with respect to clause (b) of the definition of “Specified Obligations”, and until one year after the Closing with respect to all other matters covered thereby.  All indemnities herein other than those in Section 8.3(c) shall terminate as of the termination date of each respective representation, warranty, covenant or agreement that is subject to the indemnification thereto (as specified herein), in each case, except as to matters for which a written claim for indemnity has been delivered to the indemnifying Person in accordance with this Agreement on or before such termination date.  The special warranty of title in the Conveyance Instrument will survive the Closing for 12 months.
8.8Waiver of Right to Rescission.  Seller and Buyer acknowledge that, following Closing, specific performance or the payment of money, as limited by the terms of this Agreement, shall be adequate compensation for breach of any representation, warranty, covenant, or agreement contained herein or for any other claim arising in connection with or with respect to the transactions contemplated by this Agreement.  As such, following Closing, Buyer and Seller each waive any right to rescind this Agreement or any of the transactions contemplated hereby.
8.9Disclaimer of Reliance on Seller’s Methodologies.  For the avoidance of doubt, Buyer acknowledges and agrees that Buyer cannot rely on or form any conclusions from Seller’s methodologies for the determination and reporting of any Asset Taxes that were utilized for any Tax period (or portion thereof) beginning prior to the Closing Date for purposes of calculating and reporting Asset Taxes attributable to any Tax period (or portion thereof) beginning after the Closing Date, it being understood that Buyer must make its own determination as to the proper methodologies that can or should be used for any such later Tax Return.
Article 9

Termination

9.1Termination. This Agreement may be terminated prior to the Closing only as follows:

(a)By mutual consent of Buyer and Seller;
(b)By either Party, if the Closing has not occurred within five (5) Business Days following the Closing Date, other than as a result of such Party’s material breach of this Agreement;
(c)By Seller, upon a material breach by Buyer of this Agreement that is not cured within five (5) Business Days after written notice thereof;
(d)By Buyer, upon a material breach by Seller of this Agreement that is not cured within five (5) Business Days after written notice thereof; or
(e)By Buyer, if Seller has not consummated the acquisition of the Conveyed Assets pursuant to the Upstream Acquisition Agreement prior to or concurrently with the Closing, or if the Upstream Acquisition Agreement is terminated prior to Closing; provided, however, that if any of the foregoing results from or is attributable to Seller’s breach or default under the Upstream Acquisition Agreement, Seller’s failure to timely perform its obligations thereunder, or any action or omission by Seller that causes or contributes to the failure of the Upstream Acquisition to be consummated, such termination shall be deemed a termination resulting from Seller’s breach of this Agreement, and Buyer shall retain all rights and remedies available to Buyer under this Agreement, at Law or in equity with respect thereto.

Notwithstanding the foregoing, neither Party shall have the right to terminate this Agreement pursuant to clause (b), (c), or (d) above if such Party is at such time in material breach of any provision of this Agreement.

9.2Effect of Termination.
(a)If Buyer and Seller mutually agree to terminate this Agreement, each Party shall release the other Party from any and all liability arising from such termination, except for (i) any liability or obligation arising from any breach of this Agreement occurring prior to such termination and (ii) those provisions that expressly survive termination; provided, however, that Buyer and Seller may expressly agree in writing, in connection with such termination, to release any such liability or obligation. If this Agreement is terminated pursuant to any provision of Section 9.1 other than Section 9.1(a), such termination shall not relieve any Party from liability for any breach of this Agreement occurring prior to such termination or otherwise affect any rights or remedies available to the non-breaching Party with respect thereto. Except for such accrued rights and liabilities and the provisions that expressly survive termination, neither Party shall have any further obligation under this Agreement following such termination.
(b)Notwithstanding the foregoing, the confidentiality obligations set forth in Section 5.5 shall survive any termination of this Agreement. Upon termination of this Agreement, each Party shall, upon the other Party’s written request, return or destroy the other Party’s confidential information furnished in connection with the transactions contemplated hereby, except that each Party may retain copies to the extent required by applicable Law or its internal document retention policies.

Article 10
Other Provisions
10.1Notices.  All notices, consents, waivers and other communications under this Agreement must be in writing (“Notices”) and shall be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by electronic mail with receipt acknowledged, with the receiving Party affirmatively obligated to promptly acknowledge receipt during normal business hours on a Business Day (otherwise, on the next Business Day), or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate recipients and addresses set forth below (or to such other recipients or addresses as a Party may from time to time designate by Notice in writing to the other Party):

If to Buyer, to:

Evolution Minerals, LLC
1155 Dairy Ashford Rd #425

Houston, TX 77079
E-mail: kloyd@evolutionpetroleum.com
Attention: Kelly Loyd

With a copy (which shall not constitute notice) to:

McFadden Trachtenberg PLLC

4200 Montrose Blvd., Suite 300

Houston, TX 77006

E-mail: barry@greatlaw.com

Attention: Barry E. McFadden

If to Seller:

Covenant Energy Holdings, LLC

6428 Davis Boulevard, Building 1, Suite 100

North Richland Hills, Texas 76182
E-mail: k.chrisitan@covenantroyalties.com
Attention: Kevin Christian

With a copy (which shall not constitute notice) to:

Ray, Feighny & Hartle PLLC

2900 North Loop West, Suite 10001

Houston, Texas 77092

E-mail: tbell@rfhfirm.com

Attention: Tawnya M. Bell

10.2Assignment.  Neither Party shall assign this Agreement or any part hereof without the prior written consent of the other Party; provided, however, nothing shall limit Buyer’s right to convey all or a portion of the Conveyed Assets after Closing.  Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns.

10.3Rights of Third Parties.  Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the Parties, any right or remedies under or by reason of this Agreement; provided that, (a) the Nonparty Affiliates are intended Third Party beneficiaries of Section 10.13, (b) the Buyer Indemnified Parties are intended Third Party beneficiaries of Section 8.2 and (c) the Seller Indemnified Parties are intended Third Party beneficiaries of Section 8.3.
10.4Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Any electronic copies hereof or signature hereon shall, for all purposes, be deemed originals.
10.5Entire Agreement.  This Agreement (together with the schedules attached hereto, the Disclosure Schedule and exhibits to this Agreement), the Conveyance Instrument, the Confidentiality Agreement, and the other contracts, agreements, certificates, documents, and instruments delivered or to be delivered by the Parties in connection with the Closing (collectively, the “Transaction Documents”), constitute the entire agreement among the Parties and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the Parties or any of their respective Affiliates relating to the transactions contemplated hereby.  The provisions of this Agreement, the Confidentiality Agreement, and (when executed) the other Transaction Documents may not be explained, supplemented or qualified through evidence of trade usage or a prior course of dealings.  No Party shall be liable or bound to any other Party in any manner by any representations, warranties, covenants or agreements relating to such subject matter except as specifically set forth in this Agreement, the Confidentiality Agreement, and (when executed) the other Transaction Documents.
10.6Disclosure Schedule.  Unless the context otherwise requires, all capitalized terms used in the Disclosure Schedule shall have the respective meanings assigned in this Agreement.  No reference to or disclosure of any item or other matter in the Disclosure Schedule shall be construed as an admission or indication that such item or other matter is material or that such item or other matter is required to be referred to or disclosed in the Disclosure Schedule.  No disclosure in the Disclosure Schedule relating to any possible breach or violation of any agreement or Law shall be construed as an admission or indication that any such breach or violation exists or has actually occurred.  The inclusion of any information in the Disclosure Schedule shall not be deemed to be an admission or acknowledgment by Seller, in and of itself, that such information is material to or outside the ordinary course of the business of Seller or required to be disclosed on the Disclosure Schedule.  If any fact, condition or matter disclosed in the Disclosure Schedules applies to more than one Section of Article 3, a single disclosure of such fact, condition or matter on the Disclosure Schedules shall constitute disclosure with respect to all Sections of Article 3 to which such fact, condition or other matter applies, notwithstanding the omission of a cross-reference thereto, to the extent that the applicability of such disclosure to another Disclosure Schedule is reasonably apparent on its face.

10.7Amendments; Waiver.  This Agreement may be amended or modified in whole or in part, and terms and conditions may be waived, only by a duly authorized agreement in writing which makes reference to this Agreement executed by each Party.  Any failure by any Party to comply with any of its obligations, agreements or conditions herein may be waived in writing, but not in any other manner, by the Party or Parties to whom such compliance is owed.  Waiver of performance of any obligation or term contained in this Agreement by any Party, or waiver by one Party or the other Party’s default hereunder will not operate as a waiver of performance of any other obligation or term of this Agreement or a future waiver of the same obligation or a waiver of any future default.
10.8Publicity.  If any Party wishes to make a press release or other public announcement respecting this Agreement or the transactions contemplated hereby, such Party will provide the other Party with a draft of the press release or other public announcement for review at least three Business Days prior to the time that such press release or other public announcement is to be made.  The Parties will attempt in good faith to expeditiously reach agreement on such press release or other public announcement and the contents thereof.  Failure to provide comments back to the other Party within two Business Days of receipt of the draft release or announcement will be deemed consent to the public disclosure of such press release or other public announcement and the content thereof.  Seller and Buyer shall each be liable for the compliance of their respective Affiliates with the terms of this Section 10.8.  Notwithstanding anything to the contrary in this Section 10.8, no Party shall issue a press release or other public announcement that includes the name of a non-releasing Party or its Affiliates without the prior written consent of such non-releasing Party (which consent may be withheld in such non-releasing Party’s sole discretion).  All press releases or other public communications of any nature whatsoever relating to the transactions contemplated by this Agreement, and the method of the release for publication thereof, shall be subject to the prior written consent of Buyer and Seller.  The foregoing shall not limit disclosures required by applicable Laws or by rules or regulations of any Governmental Authority or stock exchange.
10.9Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect.  The Parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the Parties to the greatest extent legally permissible.
10.10Governing Law; Jurisdiction; Jury Waiver.  THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE LAWS THAT MIGHT BE APPLICABLE UNDER CONFLICTS OF LAWS PRINCIPLES; PROVIDED THAT, ANY MATTER RELATED TO REAL PROPERTY SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE SUCH REAL PROPERTY IS LOCATED.  THE PARTIES AGREE THAT THE APPROPRIATE, EXCLUSIVE AND CONVENIENT FORUM FOR ANY DISPUTES BETWEEN ANY OF THE PARTIES HERETO ARISING OUT OF THIS

AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE IN (A) ANY FEDERAL COURT IN HARRIS COUNTY, TEXAS, OR (B) IF SUCH FEDERAL COURT DECLINES TO ACCEPT JURISDICTION OVER A PARTICULAR MATTER, THE ELEVENTH BUSINESS COURT DIVISION, LOCATED IN HARRIS COUNTY, TEXAS, OR (C) IF THE ELEVENTH BUSINESS COURT DIVISION DECLINES TO ACCEPT JURISDICTION OVER A PARTICULAR MATTER, ANY COURT OF COMPETENT JURISDICTION IN HARRIS COUNTY, TEXAS, AND, IN EACH CASE, EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS SOLELY IN RESPECT OF ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.  THE PARTIES FURTHER AGREE THAT THE PARTIES SHALL NOT BRING SUIT WITH RESPECT TO ANY DISPUTES ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY COURT OR JURISDICTION OTHER THAN THE ABOVE SPECIFIED COURTS.  THE PARTIES FURTHER AGREE, TO THE EXTENT PERMITTED BY LAW, THAT A FINAL AND NONAPPEALABLE JUDGMENT AGAINST A PARTY IN ANY ACTION OR PROCEEDING CONTEMPLATED ABOVE SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION WITHIN OR OUTSIDE THE UNITED STATES BY SUIT ON THE JUDGMENT, A CERTIFIED OR EXEMPLIFIED COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND AMOUNT OF SUCH JUDGMENT.  TO THE EXTENT THAT ANY PARTY HERETO HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH SUCH PARTY HEREBY IRREVOCABLY (I) WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS WITH RESPECT TO THIS AGREEMENT AND (II) SUBMITS TO THE PERSONAL JURISDICTION OF ANY COURT DESCRIBED IN THIS SECTION 9.10.  THE PARTIES TO THIS AGREEMENT EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.  THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE IRREVOCABLE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

10.11Waiver of Special Damages.  EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER ANY “SPECIAL DAMAGES” (AS DEFINED BELOW).  AS USED IN THIS SECTION 10.11, “SPECIAL DAMAGES” INCLUDES ALL CONSEQUENTIAL

(INCLUDING LOSS OF PROFITS OR LOSS OF REVENUE TO THE EXTENT CONSTITUTING CONSEQUENTIAL DAMAGES), EXEMPLARY, SPECIAL, INDIRECT AND PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED), BUT DOES NOT INCLUDE ANY PAYMENTS OR FUNDS WHICH EITHER PARTY HAS EXPRESSLY PROMISED TO PAY OR DELIVER TO THE OTHER PARTY OR ANY CLAIMS OF ANY PERSON FOR WHICH ONE PARTY HAS AGREED TO PROVIDE INDEMNIFICATION UNDER THIS AGREEMENT.

10.12Time.  This Agreement contains a number of dates and times by which performance or the exercise of rights is due, and the Parties intend that each and every such date and time be the firm and final date and time, as agreed herein.  In furtherance of the foregoing, each Party hereby waives and relinquishes any right it might otherwise have to challenge its failure to meet any performance or rights election date applicable to it on the basis that its late action constitutes substantial performance, to require the other Party to show prejudice (except as may expressly be set forth herein), or on any equitable grounds.  If the date specified in this Agreement for giving any notice or taking any action is not a Business Day (or if the period during which any notice is required to be given or any action taken expires on a date which is not a Business Day), then the date for giving such notice or taking such action (and the expiration date of such period during which notice is required to be given or action taken) shall be the next day which is a Business Day.  Without limiting the foregoing, time is of the essence in this Agreement.
10.13No Recourse.  All claims, obligations, liabilities or causes of action (whether in contract or in tort, in law or in equity or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with or relate in any manner to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in, in connection with or as an inducement to, this Agreement) and the transactions contemplated hereby, may be made only against (and such representations and warranties are those solely of) the Parties (the “Contracting Parties”).  No Person who is not a Contracting Party, including any past, present or future director, officer, employee, incorporator, member, partner, manager, equity holder, Affiliate, agent, attorney, representative or assignee of, and any financial advisor or lender to, any Contracting Party, or any past, present or future director, officer, employee, incorporator, member, partner, manager, equity holder, Affiliate, agent, attorney, representative or assignee of, and any financial advisor or lender to, any of the foregoing (collectively, the “Nonparty Affiliates”), shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations or liabilities arising under, out of, in connection with or related in any manner to this Agreement or the transactions contemplated hereby or based on, in respect of or by reason of this Agreement or its negotiation, execution, performance or breach of this Agreement and the transactions contemplated hereby, and, to the maximum extent permitted by Law, each Contracting Party hereby waives and releases all such liabilities, claims, causes of action and obligations against any such Nonparty Affiliates.  Without limiting the foregoing, to the maximum extent permitted by Law, except to the extent otherwise set forth in the Confidentiality Agreement, each Contracting Party disclaims any reliance upon any Nonparty Affiliates with respect to the performance of this Agreement or any representation or warranty made in connection with, or as an inducement to, this Agreement.  Notwithstanding anything in this Agreement to the contrary, each Nonparty Affiliate is expressly intended to be a third-party beneficiary with respect to this Section 10.13 and the provisions of this Section 10.13 shall not limit obligations under Section 18-607 of the

Delaware Limited Liability Company Act or similar provisions under the laws governing any other entity.

[Signature Page Follows]

IN WITNESS WHEREOF this Agreement has been duly executed and delivered by each of the Parties as of the Execution Date.

SELLER:

Covenant Energy Holdings, LLC

By:	/s/ KEVIN CHRISTIAN
Name: Kevin Christian
Title: CEO of Seller’s Manager, Covenant Royalties, LLC

BUYER:

EVOLUTION MINERALS, LLC

By:	/s/ KELLY LOYD
Name: Kelly Loyd
Title: CEO

Exhibit A: Oil and Gas Assets

The lands covered by this Mineral and Royalty Deed are described in that certain Stipulation of Interest (Vinson Family Minerals – Odessa Minerals), executed by Jackie Scroggins on June 7, 2024, and executed by Johnny Vinson, II on June 8, 2024, a counterpart of which was filed in the Official Public Records of each of the following counties as detailed below:

Midland County, Texas: Recorded on July 11, 2024, and recorded as Document No. 2024-15877.

Martin County, Texas: Recorded on July 29, 2024, and recorded as Instrument No. 244193.

Glasscock County, Texas: Recorded on July 22, 2024, and recorded as Instrument No. 2024-1283.

Upton County, Texas: Recorded on July 23, 2024, and recorded as Document No. 196408.

Reagan County, Texas: Recorded on July 8, 2024, and recorded as Instrument No. 2024-144786.

Dawson County, Texas: Recorded on July 18, 2024, and recorded as Instrument No. 2024-2809.

The lands covered by the Stipulation of Interest are referred to as the “Odessa Mineral Interests”, with the lands included in the Odessa Mineral Interests being described in the following recorded instruments:

For Midland County, Texas:

General Conveyance dated effective at 7:00 A.M. (Central Daylight Time) on January I, 1996, by and among Odessa Exploration Incorporated and Larry Kalas, Johnny Vinson, and Fred Cantu, and recorded in Volume 1391, Page 48 of the Deed Records of Midland County on June 28, 1996.

For Martin County, Texas:

General Conveyance dated effective et 7:00 A.M. (Central Daylight Time) on January 1, 1996, by and among Odessa Exploration Incorporated end Larry Kalas, Johnny Vinson, and Fred Cantu, and recorded in Volume 66, Page 604 of the Deed Records of Martin County on June 27, 1996.

For Glasscock County, Texas:

General Conveyance dated effective at 7:00 A.M. (Central Daylight Time) on January 1, 1996, by and among Odessa Exploration Incorporated and Larry Kalas, Johnny Vinson, and Fred Cantu, and recorded in Volume 6, Page 151 of the Deed Records of Glasscock County on June 27, 1996.

For Upton County, Texas:

General Conveyance dated effective at 7:00 A.M. (Central Daylight Time) on January 1, 1996, by and among Odessa Exploration Incorporated and Larry Kalas, Johnny Vinson and Fred Cantu, and recorded in Volume 649, Page 256 of the Deed Records of Upton County on June 27, 1996.

For Reagan County, Texas:

General Conveyance dated effective at 7:00 A.M. (Central Daylight Time) on January 1, 1996, by and among Odessa Exploration Incorporated and Larry Kalas, Johnny Vinson and Fred Cantu, and recorded in Volume 311, Page 109 of the Deed Records of Reagan County on June 27, 1996.

For Dawson, County, Texas:

General Conveyance dated effective at 7:00 A.M. (Central Daylight Time) on January 1, 1996, by and among Odessa Exploration Incorporated and Larry Kalas, Johnny Vinson, and Fred Cantu, recorded in Volume 379, Page 217 of the Deed Records of Dawson County on June 27, 1996.

Exhibit B: Tracts

TRACT ID	NRA	STATE	COUNTY	LEGAL DESCRIPTION
D79_001	10.8	TX	GLASSCOCK	ALL OF SEC. 15, BLK 37, T5S, A-462
D79_002	5.4	TX	GLASSCOCK	ALL OF SEC. 18, BLK 35, T5S, A-1111
D79_003	5.4	TX	GLASSCOCK	ALL OF SEC. 19, BLK 35, T5S, A-369
D79_004	5.4	TX	GLASSCOCK	S2 AND SW4 OF SEC. 20, BLK 35, T5S, A-369
D79_006	12	TX	GLASSCOCK	ALL OF SEC. 29, BLK 35, T5S, A-347
D79_007	10.8	TX	GLASSCOCK	ALL OF SEC. 30, BLK 35, T5S, A-917
D79_008	10.8	TX	GLASSCOCK	ALL OF SEC. 32, BLK 35, T5S, A-1130 AND A-731
D79_009	46.0492	TX	GLASSCOCK	ALL OF SEC 21, T-5-S, BLK 35, TP & RR CO SURVEY
D79_011	10.8492	TX	GLASSCOCK	ALL OF SECTION 7, BLOCK 35, T5S, T&P RY CO SURVEY
D79_012	10.2986	TX	GLASSCOCK	SW/4 NE/4, NW/4 & S/2 OF SECTION 5, BLOCK 35, T5S
D79_013	86.5992	TX	GLASSCOCK	ALL OF SEC. 4, BLK 1, CERT. 206, A-1129, GB&CM RY CO. SURVEYS IN REAGAN AND GLASCOCK COUNTIES
D79_015	5.4042	TX	MARTIN	S/2 SEC 5, BLK 38, T&P RY. CO., A-271, ORRI IN WILLIAMS-NAIL 5
D79_016	5.4364	TX	MARTIN	S/2 SEC 15, BLK 38, T&P RY. CO., A-276, ORRI WILLIAMS-NAIL UNIT
D79_018	2.0654976	TX	MARTIN	SW/4 SEC 5 BLK 37, T-1-S, T&P RR
D79_021	20.309063	TX	MIDLAND	ALL OF THE TOM MURPHY E.T. HOPKINS 15, W. T. HOLCOMBE 16 AND A. P. VEAZEY #3 SURVEYS, 213.8 ACRES IN THE SOUTHWEST PART OF THE J. L. VEAZEY 55 SURVEY, AND THE EAST PART OF THE A. P. VEAZEY 47 SURVEY
D79_022	10.8	TX	MIDLAND	SECTION 19, BLOCK 37. T-4S, CERT. 2931, T & P RY. CO. SURVEY
D79_023	10.8	TX	MIDLAND	ALL OF SECTION 20, BLOCK 37. T-4S, T & P RY. CO. SURVEY
D79_024	21.8746	TX	MIDLAND	TRACT NO. 1: ALL OF SECTION 30. BLOCK 38, TOWNSHIP 2 SOUTH, T & P RR CO. SURVEY.
D79_025	2.2142	TX	MIDLAND	TRACT NO. 2: THE SW/4 OF SECTION 19. BLOCK 38. TOWNSHIP 2 SOUTH, T & P RR CO. SURVEY.
D79_026	6.1864	TX	MIDLAND	SE/4 SEC 21, NE/4 SEC 28, BLK 38, T-1-S, T&P RR, ORRI IN ELKIN 21
D79_029	10.266667	TX	MIDLAND	ALL OF SECTION 27 (640 ACRES), 38 T1S
D79_030	45.5318	TX	REAGAN	ALL OF SECTION 16, BLOCK C, L & SV RR CO. SURVEY. (ALDWELL UNIT)
D79_031	43.8874	TX	REAGAN	SECTION 3, ABST. 182, GC & SF RY. CO. SURVEY .
D79_032	43.4866	TX	REAGAN	W 540 ACRES OF SEC 1, CERT. 13-18, PAT 234, ABST. 96 TP COAL AND OIL COMPANY
D79_033	4.0726	TX	REAGAN	ALL OF SURVEY 220, CERT. 1/110, ABST. 882, BLOCK 1, T&P RR CO. SURVEY
D79_034	6.799	TX	REAGAN	ALL OF SURVEY 6. CERT. 971, ABST. 884, BLOCK "0", HE&WT RR CO. SURVEY.
D79_035	5.987	TX	REAGAN	ALL OF SECTION 1217, D & SE RY. CO. SURVEY
D79_036	16.789	TX	REAGAN	ALL OF SECTION 44. BLOCK C. L & SV RY. CO. SURVEY
D79_037	5.4	TX	REAGAN	ALL OF SEC. 22, BLK. E, ABST. 106, GEORGETOWN RY. CO. SURVEY
D79_039	10.407	TX	REAGAN	ALL OF SECTION 233, BLOCK 1, T&P RY CO. SURVEY
D79_040	23.3162	TX	REAGAN	ALL OF SECTIONS 207 BLOCK 1, T&P RR CO SURVEY
D79_041	17.5524	TX	REAGAN	ALL OF SECTIONS 208 1 BLOCK 1, T&P RR CO. SURVEY

D79_042	16.9634	TX	REAGAN	SECTION 234, BLOCK 1, T&P RY CO. SURVEY
D79_043	5.987	TX	REAGAN	E 1/4 SECTION 206, BLK 1, T&P RR. CO SURVEY
D79_044	21.976	TX	REAGAN	ALL OF SEC. 4, BLOCK "0", HE & WT RY CO. , CERTIFICATE 970
D79_045	16.3098	TX	REAGAN	WEST 3/4 OF SURVEY 206, BLOCK 1, CERTIFICATE 1/103, TP RR CO.
D79_046	1.4784468	TX	REAGAN	ALL OF EAST 647 ACRES, SURVEY 3, CERT. 970, BLOCK "0", HE&WT RR CO. SURVEY
D79_047	3.9768	TX	REAGAN	S/2 OF SEC. 144. BLOCK 1, T&P RR CO. SURVEY
D79_048	12.3988	TX	REAGAN	ALL OF SEC. 39, BLK. B. L&SV RY. CO. SURVEY
D79_051	10.8	TX	REAGAN	ALL OF SEC. 9, BLK. C, L&SV RY. CO. SURVEY
D79_052	230.5224	TX	REAGAN	ALL OF SEC 2, BLK A, CERT 1/5 G.C & S.F. RY CO
D79_053	42.3746	TX	REAGAN	ALL OF SEC. 13, BLK. O, CERT. #1842, PAT. #248, TEXAS CENTRAL RY. CO. SURVEYS IN REAGAN COUNTY. TX, CONTAINING 640
D79_054	97.3546	TX	REAGAN

THE WEST HALF OF SEC. 15. BLK. O, CERT. #575, PATENTED TO NANCY BOHANNON, IN REAGAN AND GLASSCOCK COUNTIES, TEXAS, CONTAINING 626.1 ACRES MORE OR LESS.
-PLEASE SEE DEED 220/202-204 FOR ADDITIONAL LANDS

D79_055	82.5478	TX	REAGAN

THE EAST HALF OF SEC. 15. BLK. O, CERT. #575, PATENTED TO NANCY BOHANNON, IN REAGAN AND GLASSCOCK COUNTIES, TEXAS, CONTAINING 626.1 ACRES MORE OR LESS.
-PLEASE SEE DEED 220/202-204 FOR ADDITIONAL LANDS

D79_056	44.0124	TX	REAGAN	ALL OF SECTION 14, BLK. O, TC RY CO. SURVEY
D79_057	6.4758	TX	REAGAN	ALL OF SEC 17, BLK O, CERT 1107, A-35, S.H. BIRDWELL SURVEY
D79_058	4.8244	TX	REAGAN	W/2 OF SEC 16, BLK O, CERT 1107, S.H. BIRDWELL SURVEY
D79_059	20.82375	TX	REAGAN	ALL OF SECTION 12, BLK. O, TC RY CO. SURVEY, A-722
D79_060	10.8	TX	REAGAN	E/2 SECTION 28. BLOCK A. CERT. 86, LS & SV RY. CO. SURVEY
D79_061	88.2126	TX	REAGAN	ALL OF SECTION 155, BLK 2, CERT NO. 1/151, T&P RY. CO
D79_062	44.7838	TX	REAGAN	ALL SECTION 156. BLK. 2. T & P SURVEY.
D79_063	86.7776	TX	REAGAN	ALL SECTION 173, BLK. 2, T & P RY SURVEY
D79_064	69.8236	TX	REAGAN	ALL OF SECTION 1211 D & SE RR CO. SURVEY
D79_065	10.8	TX	REAGAN	NW/4 OF SECTION 1. BLOCK B, L & SV RY CO. SURVEY
D79_066	12.398	TX	REAGAN	S/2 OF SEC. 9. ABST. 287. CERT. 100, BLOCK "B", L & SV RR CO. SURVEY
D79_067	9.3016	TX	REAGAN	ALL OF SEC. 25. BLOCK F. CERT. #40, C & M RY. CO. SURVEY
D79_070	5.3804	TX	REAGAN	SEC. 7, BLK. H, L&SV RY. CO. (648.3 AC)
D79_071	5.4413438	TX	REAGAN	SEC. 3, BLK. H, L&SV RY. CO. (644.9 AC);
D79_072	5.3642	TX	REAGAN	SEC. 7, BLK. D, L&SV RY. CO. (646.4 AC)
D79_073	20.9226	TX	REAGAN	SEC. 8, BLK. D, L&SV RY. CO.
D79_074	2.509	TX	REAGAN	SEC. 8, BLK. H, R.E. RINGO, ORIGINAL GRANTEE (651.5 AC)
D79_075	21.2366	TX	REAGAN	SEC. 9, BLK. H, L&SV RY. CO. (649.6 AC)
D79_076	5.4534	TX	REAGAN	ALL OF SUR 10, BLK. D, R.E. RINGO ORIGINAL GRANTEE (644.2. AC)
D79_077	5.5564	TX	REAGAN	SEC. 14, BLK. H, R.E. RINGO, ORIGINAL GRANTEE (644.7 AC)
D79_078	117.6296	TX	REAGAN	ALL OF SURVEY 175. ABST. 550, CERT. 1/88. BLK 1, T&P RY CO.
D79_079	14.3116	TX	REAGAN	ALL OF SECTION 20, EXCEPT 100 ACRES IN THE FORM OF A SQUARE OUT OF THE NE/4 OF SECTION 20, BLOCK C, L&SV RY. CO. SURVEY.

D79_080	10.8	TX	REAGAN	ALL OF SECTION 5 BLOCK C, L&SV RY. CO. SURVEY
D79_081	10.9732	TX	REAGAN	ALL OF SECTION 8 BLOCK C, L&SV RY. CO. SURVEY
D79_082	5.4	TX	REAGAN	NW/4 OF SECTION 7, CERTIFICATE 159, BLOCK F, L&SV RY. CO. SURVEY.
D79_083	32.1128	TX	REAGAN	N/440 ACRES OF SECTION 1221, CERT. NO. 147. EL & RR RY. CO. SURVEY, LIMITED FROM 7700' TO THE TOTAL DEPTH
D79_084	21.475	TX	REAGAN	ALL OF THE N/2 SECTION 1220, CERT. NO. 271, L.B. PLATT SURVEY
D79_085	43.2	TX	REAGAN	ALL OF SECTION 21, BLOCK E. GEORGETOWN RY. CO. LANDS
D79_086	21.6	TX	REAGAN	ALL OF SEC. 38, BLK. B, L&SV RY. CO. SURVEY
D79_087	12.7476	TX	REAGAN	ALL OF SEC. 46, BLK. B, EXCEPT SE/4, L&SV RY. CO. SURVEY
D79_089	10.8	TX	REAGAN	ALL OF SEC. 47, BLK. B, EXCEPT NE/4, L&SV RY. CO. SURVEY.
D79_090	46.3504	TX	REAGAN	ALL OF SEC. 21, BLK. C, L&SV RY. CO. SURVEY
D79_091	21.6	TX	REAGAN	ALL OF SECTION 15, BLOCK C, L&SV RR CO. SURVEY.
D79_093	43.2	TX	REAGAN	ALL OF SEC. 8. BLOCK F. L & SV RR COMPANY SURVEY. ABSTRACT #26
D79_094	43.2	TX	REAGAN	ALL OF SEC. 12. BLOCK F., CERT. 31, C&M RR CO. SURVEY
D79_097	18.9	TX	REAGAN	NW/4 SEC. 32. BLK. C. L & SV CO. SURVEY.
D79_098	5.4528	TX	REAGAN	NW/4 OF SEC. 33 BLK. C. L & SV CO. SURVEY
D79_101	18.9	TX	REAGAN	NW/4 SEC. 36. BLK. C. L & SV CO. SURVEY.
D79_102	18.9	TX	REAGAN	NW/4 SEC. 37. BLK. C. L & SV CO. SURVEY.
D79_106	18.9	TX	REAGAN	NW/4 SEC. 41. BLK. C. L & SV CO. SURVEY.
D79_107	46.0614	TX	REAGAN	ALL OF SEC. 204, BLK. 1, T & P RR. CO. SURVEY,
D79_108	23.044	TX	REAGAN	EAST 640 ACRES OF OSCAR DAVIS SURVEY NO. 1. CERT. 1318. ABSTRACT. 96
D79_109	27.4909	TX	REAGAN	ALL OF SECTION 1226. CERT. 146. ABST. 871, BLOCK C, EL & RR RY. CO. SURVEY
D79_111	10.8	TX	REAGAN	ALL SECTION 27 BLOCK B. T & SY RY. CO. SURVEY
D79_113	12.665	TX	REAGAN	ALL OF SECTION 34. BLOCK B. T & SY RY. CO. SURVEY
D79_115	21.76875	TX	REAGAN	ALL OF SECTION 22, BLOCK B, L & SV RY. CO. SURVEY
D79_117	15.6998	TX	REAGAN	ALL OF SECTION 221, BLOCK 1, T&P RY CO. SURVEY
D79_118	121.571	TX	REAGAN	N/2 1214. CERT. 227. L. B. PLATT SURVEY, ABST. 387
D79_119	23.5504	TX	REAGAN	ALL OF SECTION 222, BLOCK 1., T&P RY CO. SURVEY
D79_120	24.7666	TX	REAGAN	ALL OF SURVEY 232, BLOCK 1, T&P RY CO. SURVEY.
D79_121	47.4722	TX	REAGAN	ALL OF SECTION 146, BLK 2, CERT NO. 1/151, T&P RY. CO
D79_122	27.3374	TX	REAGAN	ALL OF SECTION 2, BLOCK 1, CERT. 23, CT&M RY. CO., REGAN COUNTY, TX, CONTAING 168.34 ACRES MORE OR LESS
D79_123	3.5094	TX	REAGAN	N3/4 OF E/2 SEC 3, A-164
D79_124	72.8536	TX	REAGAN	SEC 17 BLOCK O, A-35
D79_125	14.436	TX	REAGAN	ALL OF SURVEY 5, ABST. 840, CERT. 4660, BLK. 4 1/2, GC&SF RR CO., ORIGINAL GRANTEE
D79_126	20.25	TX	REAGAN	150.0AC OF SEC 1, A-401
D79_127	1.35	TX	REAGAN	NE/4 SECTION 131 CERT. 551, BLOCK E, HE & WT RY. CO. SURVEY
D79_128	0.675	TX	REAGAN	SE/4 SECTION 131 CERT. 551, BLOCK E, HE & WT RY. CO. SURVEY
D79_145	4.1166	TX	REAGAN	W2 OF SEC 7, BLK L, A-463

D79_146	2.1638	TX	REAGAN	E2 SEC. 6, BLK. H, GROVER SUTHERLIN ORIGINAL GRANTEE (646.2 AC)
D79_147	21.87676	TX	REAGAN	E2 OF SECTION 15, BLOCK E, HE & WT RR CO.
D79_158	6.2015744	TX	REAGAN	W 160 AC OF SEC 9 (ABST 174), GC&SF
D79_159	1.214976	TX	REAGAN	E2 OF SEC 8, A-676
D79_164	32.4	TX	REAGAN	SEC 182 N/2 & SE/4 (A-905)
D79_165	5.4353989	TX	REAGAN	SEC 10, BLK D, L&SV RR CO, A-788, 644.2 AC
D79_170	10.8	TX	REAGAN	NE/4 + S/2 SEC 112, A-204
D79_173	7.931	TX	REAGAN	SEC 155 BLK 1 (A-542, 640 AC)
D79_175	5.4	TX	REAGAN	ALL SEC 11, BLK D, 331
D79_176	5.5016	TX	REAGAN	ALL SEC 9, BLK D, A-330
D79_178	16.2892	TX	REAGAN	E2 SEC 172, BLK 2, A-244
D79_179	5.4	TX	UPTON	ALL OF SECTION 5, BLK. N, HE & WT RY. CO. SURVEY
D79_180	5.214375	TX	UPTON	ALL OF SECTION 18, BLK. B, CERT. 749, CCSD & RGNG RR CO. SURVEY. S&E 22 ACRES CONVEYED BY ANNA E. BURGOON
D79_181	39.9038	TX	UPTON	ALL OF SEC. 20. BLOCK 39. T5S. T&P RR CO. SURVEY
D79_182	17.085924	TX	UPTON	ALL OF SEC. 26, BLOCK 39, TSS, T&P RR CO. SURVEY
D79_183	22.78126	TX	UPTON	ALL OF SECTION 28. BLOCK 39, T-5-S. T&P RR. CO. SURVEY
D79_184	12.9452	TX	UPTON	ALL OF SECTION 30. BLOCK 39, T-5-S. T&P RR. CO. SURVEY
D79_185	11.2298	TX	UPTON	ALL OF SECTION 32, BLOCK 39, T-5-S, T&P RR CO. SURVEY
D79_186	21.1442	TX	UPTON	ALL OF SECTION 38. BLOCK 39. T-5-S, T&P RR CO. SURVEY
D79_187	12.58125	TX	UPTON	ALL OF SECTION 38. BLOCK 39. T-5-S, T&P RR CO. SURVEY
D79_188	5.5928	TX	UPTON	E/2 OF SECTION 41, BLOCK 39, T-5-S, T&P RR CO. SURVEY
D79_189	26.3942	TX	UPTON	ALL OF SECTION 42, BLOCK 39, T-5-S. T&P RR CO. SURVEY
D79_190	21.3698	TX	UPTON	ALL OF SECTION 47, BLOCK 39, T-5-S, A-446, TPRY CO SURVEY
D79_191	16.2	TX	UPTON	ALL OF SECTION 1, CERT. 231, ABST. 128. D & SE RY. CO. SURVEY. (TRACTS 76 & 77)
D79_192	7.4397	TX	UPTON	SURVEY 10. ABST. 651. GC & SF RY. CO CERT. 4662, C.D. MOSELEY, ORIGINAL GRANTEE;
D79_193	8.1408	TX	UPTON	SURVEY 48. ABST. 652. GC & SF RY. CO CERT. 760, BLOCK Y C.D. MOSELEY, ORIGINAL GRANTEE;
D79_194	44.2106	TX	UPTON	ALL OF SECTION 36, BLK Y
D79_195	43.2	TX	UPTON	ALL OF SECTION 34. BLK. Y, T.C. RY. CO. SURVEY,
D79_196	18.9	TX	UPTON	ALL OF SECTION 4., BLK. N., HE & WT SURVEY.
D79_197	0.0319	TX	UPTON	S/2 AND NW/4 OF SURVEY 2. BLOCK M, EL & RR CO. SURVEY
D79_198	26.7262	TX	UPTON	SECTION 34. BLOCK 39. TOWNSHIP 5 SOUTH, T & P RR CO. SURVEY
D79_199	13.3631	TX	UPTON	NE/4 SEC. 7. BLK. Y, GC&SF SURVEY
D79_200	4.3334	TX	UPTON	ALL OF SEC. 35. BLK. Y, TC RR CO. SURVEY
D79_201	0.8675	TX	UPTON	W/2 NE/4 OF P. B. SCOTT SURVEY NO. 50 1/2, CERT. 711
D79_202	24.3982	TX	UPTON	ALL OF SECTION 16. BLOCK N, CERTIFICATE 508, ABSTRACT 658, HE & WT RY CO. SURVEY
D79_203	21.6	TX	UPTON	ALL OF SURVEY 13, ABSTRACT 17, CERTIFICATE 747, BLOCK B. ORIGINAL GRANTEE
D79_204	5.4	TX	UPTON	W/2 OF SECTION 17. BLK. N. HE & WT RR CO. SURVEY.
D79_205	79.8354	TX	UPTON	ALL OF SECTION 1, BLOCK G, GC&SF RY. CO SURVEY

D79_206	71.5188	TX	UPTON	ALL OF SECTION 2, BLOCK G, GC&SF RY. CO SURVEY
D79_207	23.6044	TX	UPTON	ALL OF SECTION 48. BLOCK 40, T-5-S, T&P RR CO. SURVEY
D79_208	14.4001	TX	UPTON	W 2/3 OF SECTION 17. BLK. B. C.C.S.D. & R.G.N.G. RY. CO. SURVEY. (TRACT 100)
D79_209	9.6484	TX	UPTON	ALL OF SECTION 8, BLOCK A, EL&RR RY. CO. SURVEY
D79_210	27.7194	TX	UPTON	ALL OF SECTION 12, BLK. 4 1/2, GC & SF RY. CO. SURVEY.
D79_211	17.9606	TX	UPTON	SEC 6, A-657
D79_212	4.2306	TX	UPTON	E80.78 OF SEC 6, A-657
D79_213	4.104	TX	UPTON	ALL OF SECTION 5, BLK G, G.C. & S.F. RY. CO. SURVEY, A-180
D79_214	1.0125	TX	UPTON	E/2 SEC 1, W/2 SEC 2, E/2 SEC 3
D79_217	1.536	TX	UPTON	E/2 SW/4 SEC 9, BLK Y, GC&SF RR CO SURVEY
D79_218	0.3375	TX	UPTON	NW/4 SEC 5, BLK 58, UNIVERSITY LANDS SURVEY
TOTAL:	3420.0164

Note that there are no claimed NRAs in Dawson County, Texas.

Exhibit C: Form of Conveyance Instrument

See attached.

STATUTORY NOTICES: TEXAS PROPERTY CODE 5.151 & 5.152: BY EXECUTING AND DELIVERING THIS INSTRUMENT YOU ARE SELLING ALL OR A PORTION OF YOUR MINERALS OR ROYALTY INTEREST IN THE PROPERTY DESCRIBED HEREIN. THIS IS NOT AN OIL AND GAS LEASE.

MINERAL AND ROYALTY DEED

STATE OF TEXAS§

§KNOW ALL MEN BY THESE PRESENTS:

COUNTY OF MIDLAND§

COUNTY OF MARTIN§

COUNTY OF GLASSCOCK§

COUNTY OF UPTON§

COUNTY OF REAGAN§

COUNTY OF DAWSON§

For $100.00 and other good and valuable consideration, the receipt of which is hereby acknowledged, COVENANT ENERGY HOLDINGS, LLC, a Texas limited liability company, whose address is 6428 DAVIS BLVD, BLDG 1, SUITE 100, NORTH RICHLAND HILLS, TEXAS 76182 (the “Grantor”), does hereby bargain, sell, convey, transfer, assign, and deliver unto Evolution Minerals, LLC, a Delaware limited liability company, whose address is 1155 Dairy Ashford RD, Suite #425, Houston, TEXAS 77079 (the “Grantee”) ALL 100% of Grantor’s right, title, and interest in and to all oil, gas, and mineral rights, royalties, and overriding royalties, in and under and that may be produced from or otherwise allocable to the lands described as the “Odessa Mineral Interests” in that certain Stipulation of Interest (Vinson Family Minerals – Odessa Minerals) executed by Jackie Scroggins on June 7, 2024, and executed by Johnny Vinson, II on June 8, 2024, counterparts of which were filed in the Official Public Records of each of the counties, and with the respective recording information, as set forth in Exhibit A attached hereto and made a part hereof by reference (such lands being hereinafter referred to as the “Properties”).

To the extent that Grantor owns and can convey such rights, Grantor also hereby bargains, sells, conveys, transfers, assigns, and delivers unto Grantee its rights of ingress and egress for the purpose of mining, drilling, and exploring said land for oil, gas, and associated hydrocarbons and removing the same from the Properties. Grantor agrees to execute such further assurances as may be reasonably requested or required to allow Grantee the full use and enjoyment of Grantor’s interest in and to the Properties conveyed by this Mineral and Royalty Deed.

This Mineral and Royalty Deed is made subject to the following (collectively, the “Permitted Exceptions”): (i) all matters appearing in the public records of the counties in which any portion of the Properties is located, including but not limited to any oil, gas and mineral lease or leases covering Grantor’s interest in any portion of the Properties, to the extent such lease or leases are valid and in force and effect (it not being Grantor’s intent to revive, renew, or extend any lease that has expired by its own terms), (ii) all due diligence materials relating to the Properties reviewed by, and/or in the possession or subject to the control of, Grantee, and (iii) liens securing the payment of taxes for the current year and all subsequent years.

Revenues and claims attributable to Grantor’s interest in the Properties accruing prior to the Effective Date of this conveyance shown below shall remain the right and property of Grantor; revenues and claims attributable to the Properties accruing on or after the Effective Date of this conveyance shall belong to Grantee.

TO HAVE AND TO HOLD all of Grantor’s right, title, and interest in and to all of the oil, gas, and associated hydrocarbons in and under and that may be produced from the Properties, subject to the Permitted Exceptions, unto Grantee and Grantee’s successors and assigns forever; and Grantor does hereby bind itself, its successors, and assigns, to warrant and forever defend all and singular Grantor’s interest in and to the oil, gas, and associated hydrocarbons in and under and that may be produced from the Properties unto Grantee and Grantee’s successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, but only to the extent the claim is by, though, or under Grantor or its Affiliates, but not otherwise, and subject to the Permitted Exceptions. This Mineral and Royalty Deed shall not be construed as a mere quitclaim; reference being made to the public records in the above referenced counties for a full and complete description of Grantor’s interest conveyed herein.

This Mineral and Royalty Deed is being executed and delivered pursuant and subject to that certain Purchase and Sale Agreement dated August 17, 2026 by and between Grantor and Grantee (the “PSA”).  Capitalized terms used, but not otherwise defined, herein shall have the meaning set forth in the PSA. The PSA contains certain terms and provisions related to the transactions contemplated hereby, all of which shall survive the execution and delivery of this instrument as provided in the PSA. In the event of a conflict between the terms and conditions of this Mineral and Royalty Deed and the terms and conditions of the PSA, the terms and conditions of the PSA shall control; provided, however, that third party payors may conclusively rely on this instrument to vest title to the Properties and the rights described herein in Grantee.

BY ITS ACCEPTANCE HEREOF, GRANTEE ACKNOWLEDGES THAT THE WARRANTIES AND COVENANTS UNDER SECTION 5.023 OF THE TEXAS PROPERTY CODE ARE SUBJECT TO THE PERMITTED EXCEPTIONS. EXCEPT FOR THE SPECIAL WARRANTY SET FORTH ABOVE, ANY AND ALL REPRESENTATIONS, WARRANTIES OR COVENANTS OF TITLE BY GRANTOR, OF ANY KIND OR NATURE, EITHER EXPRESS, IMPLIED, OR STATUTORY, WITH RESPECT TO THE INTERESTS CONVEYED BY THIS MINERAL AND ROYALTY DEED, ARE HEREBY WAIVED AND RELEASED BY GRANTEE IN THEIR ENTIRETY, WITH GRANTOR AND GRANTEE STIPULATING, AGREEING, AND ACKNOWLEDGING THAT, TO THE EXTENT REQUIRED BY LAW TO BE EFFECTIVE, THE DISCLAIMERS OF CERTAIN WARRANTIES CONTAINED IN THIS MINERAL AND ROYALTY DEED ARE “CONSPICUOUS” DISCLAIMERS FOR THE PURPOSES OF ANY LAW, RULE, OR ORDER.

Grantee is hereby specifically assigned, and subrogated to, all warranties of title that Grantor or its Affiliates may have received from predecessors-in-interest (other than Grantor or any Affiliate of Grantor) to the extent applicable with respect to the Properties and to the extent Grantor may legally assign such rights and grant such subrogation.

Grantee, by its acceptance hereof, does hereby assume and agree to pay all ad valorem taxes assessed against Grantor’s interest in the Properties for calendar year 2026 and all subsequent years.

WITNESS the following signatures, this ____ day of August 2026, (the “Execution Date”); however, this conveyance is effective for all purposes as of August 1, 2026, at 12:01 a.m. Central Daylight Savings Time (the “Effective Date”).

[Signatures, Acknowledgments, and Exhibit A on following pages]

STATUTORY NOTICE: THIS IS NOT AN OIL AND GAS LEASE.  YOU ARE SELLING ALL OR A PORTION OF YOUR MINERAL AND ROYALTY INTERESTS IN THE PROPERTY DESCRIBED HEREIN.

GRANTOR:COVENANT ENERGY HOLDINGS, LLC

_____________________________

By:Kevin Christian

Title:Chief Executive Officer of the Manager of Grantor,

Covenant Royalties, LLC

ACKNOWLEDGEMENT

STATE OF TEXAS

COUNTY OF TARRANT

This instrument was acknowledged before me on the ________ day of August, 2026, by Kevin Christian, who being duly sworn, upon oath, states that he is the Chief Executive Officer of Covenant Royalties, LLC, the Manager of Grantor, authorized to execute this conveyance by and on behalf of Grantor, and he has acknowledged to me that he executed the same for the purposes and consideration therein expressed, and in the capacity stated therein.

_______________________________________
(Signature of notarial officer)

Notary Name: ___________________________

Notary Identification No.: _________________

My Commission Expires on: _______________

Exhibit A

Attached to and made a part of that certain Mineral and Royalty Deed by and between Covenant Energy Holdings, LLC (the “Grantor”) and

Evolution Minerals, LLC (the “Grantee”)

PROPERTIES

The lands covered by this Mineral and Royalty Deed are described in that certain Stipulation of Interest (Vinson Family Minerals – Odessa Minerals), executed by Jackie Scroggins on June 7, 2024, and executed by Johnny Vinson, II on June 8, 2024, a counterpart of which was filed in the Official Public Records of each of the following counties as detailed below:

Midland County, Texas: Recorded on July 11, 2024, and recorded as Document No. 2024-15877.

Martin County, Texas: Recorded on July 29, 2024, and recorded as Instrument No. 244193.

Glasscock County, Texas: Recorded on July 22, 2024, and recorded as Instrument No. 2024-1283.

Upton County, Texas: Recorded on July 23, 2024, and recorded as Document No. 196408.

Reagan County, Texas: Recorded on July 8, 2024, and recorded as Instrument No. 2024-144786.

Dawson County, Texas: Recorded on July 18, 2024, and recorded as Instrument No. 2024-2809.

The lands covered by the Stipulation of Interest are referred to as the “Odessa Mineral Interests”, with the lands included in the Odessa Mineral Interests being described in the following recorded instruments:

For Midland County, Texas:

General Conveyance dated effective at 7:00 A.M. (Central Daylight Time) on January I, 1996, by and among Odessa Exploration Incorporated and Larry Kalas, Johnny Vinson, and Fred Cantu, and recorded in Volume 1391, Page 48 of the Deed Records of Midland County on June 28, 1996.

For Martin County, Texas:

General Conveyance dated effective et 7:00 A.M. (Central Daylight Time) on January 1, 1996, by and among Odessa Exploration Incorporated end Larry Kalas, Johnny Vinson, and Fred Cantu, and recorded in Volume 66, Page 604 of the Deed Records of Martin County on June 27, 1996.

For Glasscock County, Texas:

General Conveyance dated effective at 7:00 A.M. (Central Daylight Time) on January 1, 1996, by and among Odessa Exploration Incorporated and Larry Kalas, Johnny Vinson, and Fred Cantu, and recorded in Volume 6, Page 151 of the Deed Records of Glasscock County on June 27, 1996.

For Upton County, Texas:

General Conveyance dated effective at 7:00 A.M. (Central Daylight Time) on January 1, 1996, by and among Odessa Exploration Incorporated and Larry Kalas, Johnny Vinson and Fred Cantu, and recorded in Volume 649, Page 256 of the Deed Records of Upton County on June 27, 1996.

For Reagan County, Texas:

General Conveyance dated effective at 7:00 A.M. (Central Daylight Time) on January 1, 1996, by and among Odessa Exploration Incorporated and Larry Kalas, Johnny Vinson and Fred Cantu, and recorded in Volume 311, Page 109 of the Deed Records of Reagan County on June 27, 1996.

For Dawson, County, Texas:

General Conveyance dated effective at 7:00 A.M. (Central Daylight Time) on January 1, 1996, by and among Odessa Exploration Incorporated and Larry Kalas, Johnny Vinson, and Fred Cantu, recorded in Volume 379, Page 217 of the Deed Records of Dawson County on June 27, 1996.

Exhibit D: Certain Applicable Contracts

Buyer and Seller acknowledge that Seller has separately provided to Buyer the Applicable Contracts listed below, each of which was executed by and between Seller, or an Affiliate of Seller, and Jackie Scroggins and Johnny Vinson, II:

Option Agreement

Seller’s Consent to Escrow Agent

Escrow Agreement

Closing Agreement

Deed (watermarked not for recording)

Schedule EA:Excluded Assets

None.

Schedule PE: Permitted Encumbrances

None.

Schedule 3.3: Conflicts

None.

Schedule 3.4: Litigation

None.

Schedule 3.5: Taxes

None.

Schedule 3.11: Material Contracts

None.

Schedule 3.13: Suspense Funds

Seller has knowledge that some of its predecessors in title have interest in suspense in various wells associated to some of the Conveyed Assets. Where known and understood, Seller has communicated to Buyer the pay status of the Conveyed Assets, providing revenue statements and division orders collected from predecessors in title.